AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2001
                           REGISTRATION NO. 333-57514

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ________________________


                                   FORM SB-2/A
                                 AMENDMENT NO. 2



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EARTHNETMEDIA, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

________________________________________________________________________________

            NEVADA                          7812                 95-4834274
________________________________________________________________________________

  (STATE OR JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)
________________________________________________________________________________

                                222 AMALFI DRIVE
                             SANTA MONICA, CA 90402
                               TEL: (310) 459-1081
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                   COPIES TO:
                                JAMES A. TRODDEN
                                 ATTORNEY AT LAW
                                31251 VIA FAJITA
                       SAN JUAN CAPISTRANO, CA 92675-5506
                               TEL: (949) 489-9100


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.



If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE


                                                       PROPOSED
                                         PROPOSED      MAXIMUM
TITLE OF EACH CLASS                      MAXIMUM       AGGREGATE     AMOUNT OF
OF SECURITIES TO BE     AMOUNT TO BE     OFFERING      OFFERING     REGISTRATION
    REGISTERED           REGISTERED      PRICE         PRICE            FEE (1)
-------------------     ------------     --------      ---------    ------------

Units consisting of          100,000      $1.00         $100,000        $ 20
Common Stock and
Warrants to purchase
one share of Common
Stock

Common Stock, $0.001      1,0000,000      $1.50       $1,500,000         300
par value, underlying
the Class A Warrants

Common Stock, $0.001      1,0000,000      $1.75       $1,750,000         350
par value, underlying
the Class B Warrants

Common Stock, $0.001      1,0000,000      $2.00       $2,000,000         400
par value, underlying
the Class C Warrants

Common Stock, $0.001      1,0000,000      $2.25       $2,250,000         450
par value, underlying
the Class D Warrants



(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


SUMMARY OF THE OFFERING

EarthNetMedia is offering 100,000 Units (the "Offering"). Each Unit consists of one share of Common Stock (the "Common Stock") coupled with 10 Class A Warrants, 10 Class B Warrants, 10 Class C Warrants and 10 Class D Warrants (the "Warrants"). The offering price for each Unit will be $1.00.


After 100,000 Units are sold, the Warrants shall be immediately separately transferable from the Common Stock. Each A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.50 at any time until three months from the date the SEC declares this filing effective. Each B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.75 at any time until six months from the date the SEC declares this filing effective . Each C Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00 at any time until nine months from the date the SEC declares this filing effective. Each D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.25 at any time until twelve months from the date the SEC declares this filing effective.

The offering by EarthNetMedia will be 100,000 Units. The minimum purchase by an investor is 100 Units. Additional Units must be purchased in multiples of 100 Units. The Units are offered on a "best efforts, all or none" basis.

Subscriptions for the Units are revocable with full refund prior to the total sale of the 100,000 Units.

The offering of the Units hereunder will terminate not later than 60 days after the date the SEC declares this filing effective (the "Termination Date"), provided that, in the sole discretion of EarthNetMedia, the Offering period may be extended for an additional period not to exceed





30 days. If subscriptions for all of the Units offered hereby have not been received and accepted by EarthNetMedia by the Termination Date, no Units will be sold, and all funds held will be returned promptly to investors along with any interest accrued thereon.
This is a self-underwriting.





THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

CALCULATION OF REGISTRATION FEE.....................................  i

SUMMARY OF THE OFFERING.............................................iii

PROSPECTUS SUMMARY..................................................  1

RISK FACTORS........................................................  4

FORWARD-LOOKING STATEMENTS.......................................... 11

THE OFFERING........................................................ 11

UNIT PURCHASE INFORMATION........................................... 12

PLAN OF DISTRIBUTION................................................ 12

REPORTING........................................................... 12

USE OF PROCEEDS..................................................... 12

DIVIDEND POLICY..................................................... 14

CAPITALIZATION...................................................... 14

BUSINESS............................................................ 15

DIRECTORS AND EXECUTIVE OFFICERS.................................... 34

PRINCIPAL STOCKHOLDERS.............................................. 36

STOCK OPTION PLANS.................................................. 37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
REPORTS OF OPERATION................................................ 38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................... 39

DESCRIPTION OF OFFERING............................................. 40

EXPERTS............................................................. 41

FINANCIAL DATA...................................................... 41

INDEX TO AUDITED FINANCIAL STATEMENTS............................... 41

INDEX TO Q1 FINANCIAL STATEMENTS.................................... 55

INDEX TO Q2 FINANCIAL STATEMENTS.................................... 70

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................... 83

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................... 84

RECENT SALES OF UNREGISTERED SECURITIES............................. 84

EXHIBITS LIST....................................................... 85

PROSPECTUS SUMMARY


This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the Units. You should read the entire prospectus carefully, including "Risk Factors" and "Dilution" and the financial statements before making an investment decision.



OVERVIEW

EarthNetMedia has been a development stage company since its inception in April 2000. Our U.S. lifestyle television programs are currently being broadcast on Beijing TV to an audience of over 90 million people in China. Other new lifestyle television shows are being produced and will begin broadcasting both on China Central Television (CCTV), the national TV network of China, and on a network of 50 cable TV stations in China in 2001 to an estimated audience of over 250 million people.


EarthNetMedia has generated no revenue to date, has suffered recurring losses from operations, and has a net capital deficiency. EarthNet Media has accumulated $326,827 of operating losses during its development stage of operations from its inception, April 11, 2000 through June 30, 2001. We anticipate incurring losses in the foreseeable future. Without realization of additional capital or increased operational revenues, our auditor indicates there is substantial doubt about EarthNetMedia's ability to continue as a going concern.


There has been no public market for any securities of EarthNetMedia. The policy of EarthNetMedia is to retain earnings to provide funds for the operation and expansion of its business and, accordingly, EarthNetMedia does not intend to pay dividends on its Common Stock.


The present executive officers of EarthNetMedia, Alie Chang and Felizian Paul, will beneficially own the majority of the Common Stock. Alie Chang will own 43.8% after the completion of the offering and 26.3% after all Warrants are exercised. Felizian Paul will own 43.7% after the completion of the offering and 26.2% after all Warrants are exercised. Accordingly, such persons will continue to control the outcome of all matters requiring stockholder approval, including the election and removal of the Board of Directors, any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs.



EARTHNETMEDIA, INC.

Founded in April 2000, EarthNetMedia is a US-based television content company that creates and markets "U.S. lifestyle" television programs for broadcast to consumers in China. Our television programs are hosted by Ms. Alie Chang, EarthNetMedia's President and Chief Executive Officer. Since 1981, Alie has earned an international reputation as an environmental/interior designer and her work has been featured in major publications both in China and the United States. In June 1999, Alie was featured on China Central Television as one of the most outstanding designers in the world. In 1999, Beijing TV approached Alie to host a U.S. Lifestyle television show on their network. She agreed, initiating the beginnings of what became EarthNetMedia, Inc.

EarthNetMedia has been preparing for the imminent entry of China into the World Trade Organization (WTO), and has been positioning itself to benefit from this opportunity. Our corporate mission is to become a leading brand for U.S. lifestyle merchandise sales in China and a major commercial gateway company for multi-national client companies to market and sell their products in China.

The primary topics of our television programs, are home improvement, interior design, and technology. Our programs are currently being broadcast in China on Beijing TV. During 2001, China Central Television (CCTV) will begin broadcasting our newest technology television series, EMBRACING THE FUTURE to an audience of more than 500 million viewers. Additionally, an expanded version of our home improvement interior design show, THE ART OF Living, will debut in the Fall of 2001 on 50 cable stations throughout China reaching an audience of 250 million.

In addition to producing our own shows, we syndicate to the China market television shows produced by others. EarthNetMedia has obtained the syndication rights to programs created by the National Geographic Society, and has contracted with CCTV to broadcast these shows throughout Mainland China in 2001.

With China's increased exposure to our television programs and the growing reputation of Alie Chang, our long-term business strategy is to perform "contextual selling". Contextual selling is the linking of lifestyle television programming content with sales of featured lifestyle consumer products. It permits a company to obtain a product endorsement from Allie Chang within a program's segment. It also enables EarthNetMedia to sell these products in other media through cross-promotions, such as, retail, direct mail, telemarketing sales and Internet e-commerce. EarthNetMedia plans to integrate television content with commerce and, thus, become an integrated television content and commerce company.


Initial revenues will be obtained from sponsors and advertisers. A sponsor is a company that (i) either pays EarthNetMedia to have its products and/or services featured in a segment of our television show, or (ii) pays for a "billboard" to be displayed at the beginning and end of a show (e.g. "This program was sponsored by ----"). An advertiser is a company that pays to advertise its products or services during one of the commercial advertising breaks in a show. In the future, EarthNetMedia anticipates that significant revenues will be obtained from our sales of U.S. lifestyle products in China, including EarthNetMedia's own brand of merchandise.

China's economy is among the world's largest and over the past 20 years has expanded at a rate of nearly 10 percent per year. In 2001, China is widely expected to become a member of the World Trade Organization (WTO), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. Additionally, as a condition to China's entry into the WTO, China must conform to the TRIPS Agreement. The TRIPS Agreement is the Agreement on Trade-Related Aspects of Intellectual Property Rights, Annex 1C to the World Trade Organization Agreement and provides for international copyright and patent protection.


After spending most of the past century as an isolated, Communist country, China privatized home ownership and most of its industry in the 1990s. From these actions emerged a rapidly growing "middle class" of consumers. Home decorating and remodeling construction is thriving as is an interest in international consumerism comparable to the post-World War II boom in the U.S.


In 1996, against this background, Alie and her husband, Felizian (Phil) Paul, Chairman of EarthNetMedia, founded the Pac Pacific Group, Inc. a U.S. export company of goods to China. While this business was developing, Alie and her interior design work were featured in major publications in China. In 1999, Beijing TV approached Alie to do a lifestyle television show series for the network. Alie agreed, and she and Phil began production of THE ART OF LIVING -- HOME IMPROVEMENT, INTERIOR DESIGN. In 2000, Alie's shows were broadcast to an audience of over 250 million people.


In April 2000, recognizing both the potential of being the only foreigner with a native-language weekly TV show in China and the need to establish a new corporate identity, Alie and Phil established EarthNetMedia as a media company.

Produced in Los Angeles, THE ART OF LIVING -- HOME IMPROVEMENT, INTERIOR DESIGN is an informative and entertaining show broadcast in Mandarin Chinese that is produced in a "magazine style" format. Similar in nature to a lifestyle magazine, each television show consists of individual program segments. Each episode presents a celebrity's home, "What's-New" and "How-To" segments. According to Beijing TV, the show is very popular in China, and Alie Chang has become well known. This presence, along with Alie's many published works on architecture and interior design have given Alie growing international prestige and status.

EarthNetMedia is under contract to produce other series for the China market. Currently in production is EMBRACING THE FUTURE - A GATEWAY TO CHINA This television series, in a news magazine format, interviews the top executives of leading international companies in various technology industries including information, Internet, telecommunication and biotech. Alie Chang is host, and her interviews discuss consumer trends and the impact each company's technology will have in our global society.



EarthNetMedia is currently structured into two business units:


-- Television show production,

-- Television show syndication,


In the future, we intend to add two additional business units:


-- Merchandising

-- Retail, infomercial, mail order, direct/Internet commerce


This business structure provides us the means to perform contextual selling, linking of lifestyle television programming content with sales of featured lifestyle consumer products, such as wall coverings, home accessories, construction items, etc. permitting advertisers to associate with Alie.




Our principal executive offices are located at 222 Amalfi Drive, Santa Monica, CA 90402, and our telephone number is (310) 459-1081. We also have offices at No. 17 Building, Tianlanbeli, Caihuying, Feng Tai Qu, Beijing, China 100054 and Gautinger Strasse 10, D-82319 Starnberg, Germany. Our corporate Web site is earthnetmedia.com. This reference to our Web address does not constitute incorporation by reference of the information contained at this site. "Alie" and www.earthnetmedia.com are trademarks of EarthNetMedia. All brand names and trademarks appearing in this prospectus are the property of their respective holders.

RISK FACTORS
You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing a Unit. Investing in our Units is highly speculative and involves a high degree of risk. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a total loss of your investment.

EARTHNETMEDIA HAS A LIMITED HISTORY AS A VIDEO CONTENT AND COMMERCE COMPANY.

The history of EarthNetMedia is limited as a video content and commerce company. EarthNetMedia was formed as a Nevada Corporation on April 11, 2000.

EARTHNETMEDIA HAS INCURRED LOSSES


EarthNetMedia has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. EarthNetMedia has accumulated $326,827 of operating losses during its development stage of operations from its inception, April 11, 2000 through June 30, 2001. EarthNetMedia does not have revenues at the present time. No guarantees can be provided from anyone concerned that significant sales and television program sponsor and advertising revenues will eventually be realized. EarthNetMedia anticipates obtaining revenues no earlier than March, 2002. We may never generate substantial revenues or be profitable in the future. There can be no guarantee or assurance that EarthNetMedia will be successful in the launch and expansion of its commerce-related business.


THE LOSS OF THE SERVICES OF ALIE CHANG WOULD ADVERSELY AFFECT OUR REVENUES, RESULTS OF OPERATIONS AND PROSPECTS


EarthNetMedia is highly dependent upon our founder and Chief Executive Officer, Alie Chang, who has entered into a five-year employment agreement with EarthNetMedia commencing January 1, 2001. Alie Chang's talents, efforts, personality and leadership are critical to our success. The diminution or loss of the services of Alie Chang, and any negative market or industry perception arising from that diminution or loss, would have an adverse effect on our business. Alie Chang is the personification of EarthNetMedia and our future brand, as well as our senior executive and primary creative force.


IF OUR TELEVISION SHOWS FAIL TO OBTAIN AN AUDIENCE SUFFICIENT TO ATTRACT SPONSORS AND ADVERTISERS OUR BUSINESS WOULD BECOME ADVERSELY AFFECTED

Our television shows production business is our keystone. They represent the catalyst for generating a significant portion of our revenues, and are subject to a number of uncertainties. Our success is dependent on our ability to provide creative, innovative, useful and attractive ideas, information, concepts and lifestyle products, which strongly appeal to a large number of China's middle market and elite consumers. Our business and financial condition could be adversely affected by a failure of our television programming to obtain a targeted audience sufficient to attract sponsors and advertisers.

WE DEPEND UPON BROADCASTING ARRANGEMENTS


In August 2000, EarthNetMedia entered into an agreement with CCTV and BETC Advertising to broadcast EarthNetMedia's 10-minute television program, Approaching Science-Embracing the Future as a program segment within CCTV's own program, "Science and Life". China Central Television is the national TV network of China. CCTV currently has 10 channels, broadcasting 138 hours of programs daily. CCTV will broadcast a total of 17 hours of EarthNetMedia's 10-minute programming weekly in each 12-month period.

In January 2000, EarthNetMedia signed an agreement with Beijing TV for 52 ten-minute segments of The Art of Living -- Home Improvement, Interior Design. This segment is broadcast weekly within their most popular primetime Television program, "Home, Sweet Home" on Thursday at 10:00 PM and 11:00 PM and on Friday at 2:10 PM. This agreement was renewed in January 2001. The provisions of this agreement call for Beijing TV to broadcast EarthNetMedia-produced and supplied programs free of charge. Additionally, when EarthNetMedia introduces its lifestyle products lines, Beijing TV will provide EarthNetMedia 45 seconds of advertising time during each broadcast to promote these products.

In August 2000, EarthNetMedia signed an agency agreement with BETC Advertising, which has formed a network of 50 major city TV stations throughout China to broadcast an expanded 30-minute version of The Art of Living -- Home Improvement Interior Design in primetime in 2001. These stations will broadcast a total of 26 hours of 30-minute programing weekly in each 12-month period. This Agreement will commence after 26 episodes have been produced for an initial term of 12 months, and shall automatically renew for a period of one year unless 60 days prior written notice is given. EarthNetMedia is to receive 75% of the advertising revenue.

In October 2000, EarthNetMedia entered into an agreement with CCTV to broadcast to the Chinese television market television programs produced by National Geographic Television. CCTV will broadcast a total of 26 hours of 30-minute programming weekly in each 12-month period. This Agreement commenced on November 5, 2000 for an initial term of 12 months, and shall automatically renew for a period of one year unless 30 days prior written notice is given. The first program was broadcast on December 17, 2000. Provisions of this agreement call for Net Advertising Revenue to be distributed as follows: 45% to NGC Network Asia, 35% to EarthNetMedia, and 20% to CCTV. NGC Network Asia is the responsible party for obtaining advertising.

Management believes this agreement will lead the way for other television syndication agreements.

All future program sponsor and advertiser revenues are solely dependent upon the contractual relationships with China's broadcast media outlets, all of which are government owned. Potential revenues from product merchandising would be materially affected if one or two agreements are not renewed. If all agreements are not renewed, EarthNetMedia will need to seek other sources of revenue. We have no reason to believe that these agreements will not be renewed.

FAILURE TO DEVELOP PRODUCT AND MERCHANDISING PROGRAMS WILL IMPAIR OUR ABILITY TO GROW AND ADVERSELY AFFECT OUR PROSPECTS


We currently have no Alie-branded or Alie-endorsed products for sale in China. Our growth depends to a significant degree upon our ability to develop these product lines and promote them on our TV programs. We have limited merchandising experience. We cannot guarantee when these products will be introduced to China market, or if they will be successful. If these merchandising programs are not successful, our business, financial condition and prospects will be adversely affected.


EARTHNETMEDIA IS SUSCEPTIBLE TO OTHERS IMITATING OUR PRODUCTS AND INFRINGING ON OUR INTELLECTUAL PROPERTY RIGHTS.


We may not be able to successfully protect our intellectual property rights, upon which EarthNetMedia is materially dependent. Imitation of our television programs or infringement of our intellectual property rights could diminish the value of our future Alie brands or otherwise adversely affect our potential for revenue. As a condition to China's entry into the WTO, China must conform to the TRIPS Agreement. The TRIPS Agreement is the Agreement on Trade-Related Aspects of Intellectual Property Rights, Annex 1C to the World Trade Organization Agreement. It provides for international copyright and patent protection. Although China has made significant progress in this area in recent years, its courts may be slow in enforcing protection rights early on.


OUR NEED FOR WORKING CAPITAL IS GREAT

EarthNetMedia will utilize the proceeds from this Offering to commence the implementation of its business plan through the demonstration, marketing and licensing of EarthNetMedia's television programming. However, management believes that EarthNetMedia's continued existence is largely dependent upon the achievement of profitable operations in the future, of which there can be no assurance. The proceeds from this Offering may be insufficient to enable EarthNetMedia to meet the working capital requirements that we believe are necessary to pursue EarthNetMedia's business plan. As a result, EarthNetMedia may be required to scale down its business plan, which would have an adverse effect upon its anticipated revenue stream, and which may unfavorably affect the ability of EarthNetMedia to continue operations. Also, EarthNetMedia may be required to secure additional financing in order to obtain adequate working capital. There can be no assurance that such financing will be available to EarthNetMedia, or, if available, that it will be available on terms and conditions satisfactory to management.

FUTURE ADDITIONAL CAPITAL REQUIREMENTS MAY BE NEEDED


EarthNetMedia anticipates that the net proceeds from this Offering together with the existing capital resources will be sufficient to meet EarthNetMedia's operating expenses and capital requirements for at least the next twelve months. However, EarthNetMedia's capital requirements depend on numerous factors, including the rate of market acceptance of EarthNetMedia's programs and commercial products, the level of resources required to expand EarthNetMedia's marketing and sales organization, information systems and product development activities, and other factors. The timing and amount of such capital requirements cannot be accurately predicted. If capital requirements vary materially from those currently planned, EarthNetMedia may require additional financing sooner than anticipated. Any additional equity financing may be diluted to EarthNetMedia's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If EarthNetMedia is unable to obtain additional financing as needed, EarthNetMedia may be required to reduce the scope of its operations or its anticipated expansion, which could have a material adverse effect on EarthNetMedia's operations.


CONTROL IS BY EXISTING SHAREHOLDERS AND MANAGEMENT

Following the successful completion of this Offering, the present executive officers of EarthNetMedia will beneficially own 87.5% of the Common Stock. If all Warrants are exercised, the present executive officers of EarthNetMedia will beneficially own 52.5% of the Common Stock. Accordingly, such persons will continue to control the outcome of all matters requiring stockholder approval, including the election and removal of the Board of Directors, any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs.

EARTHNETMEDIA HAS DISCRETIONARY AUTHORITY OVER THE USE OF NET PROCEEDS

EarthNetMedia will retain virtually complete discretion over the application of the net proceeds of this Offering. Because of the number and variety of factors that could determine EarthNetMedia's use of net proceeds from this Offering, there can be no assurances that such uses will not vary substantially from EarthNetMedia's current intentions.

THERE IS IMMEDIATE DILUTION

The purchase price of the Units offered in this Offering is higher than the net tangible book value per share. Investors purchasing Units in this Offering will therefore incur immediate net tangible book value dilution once the Offering is completed. To the extent that future options or Warrants to purchase the Common Stock are exercised, there will be further dilution.

Applicable percentage ownership in the table is based on 5,897,000 shares of common stock outstanding as of August 7, 2001 and shares outstanding immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To the extent that any shares are issued upon exercise of options, Warrants or other rights to acquire EarthNetMedia's capital stock that are presently outstanding or granted in the future or reserved for future issuance under EarthNetMedia's stock plans, there will be further dilution to new private investors.





                                                       SHARES BENEFICIALLY OWNED
                                            ------------------------------------
                                                                 AFTER OFFERING-
                                       PRIOR TO      AFTER        ALL WARRANTS
                                       OFFERING     OFFERING        EXERCISED
                                       --------     --------     ---------------
                          NUMBER       PERCENT      PERCENT         PERCENT
                          ------       -------      -------         -------

THE CEO, NAMED EXECUTIVE OFFICERS AND DIRECTORS:

Alie Chang               2,631,000      44.5%        43.7%           26.2%
Felizian  Paul           2,626,000      44.6%        43.8%           26.3%


THE OFFERING AMOUNT IS NOT RELATED TO OUR ASSET VALUE

EarthNetMedia has determined the Offering price of the Units based upon estimates of the cost of financing the project. The Offering price of the Units is not related to EarthNetMedia's asset value, net worth, results of operations or any other established criteria of value. There has been no appraisal or independent assessment of the fair market value of the Units, and there can be no assurance that any of the Units will be able to be sold or liquidated for their purchase price. No assurance is or can be given that any Units, if transferable, could be sold for the Offering price or any amount.


THESE SECURITIES ARE INTENDED TO BE HELD FOR A LONG-TERM INVESTMENT. THERE IS NO PUBLIC MARKET FOR OUR SECURITIES.


Investors who purchase units in this Offering must bear the economic risk of the investment. There can be no assurance that a positive market will develop. As a result, investors may not be able to liquidate their investment in the shares and Warrants profitably. Factors such as EarthNetMedia's or competitors' announcements about performance, failure to meet securities analysts' expectations, government regulatory action, and market conditions for China commerce could have a material adverse effect on the price of EarthNetMedia's Common Stock.

OUR DIVIDEND POLICY RETAINS EARNINGS

The policy of EarthNetMedia is to retain earnings to provide funds for the operation and expansion of its business and, accordingly, EarthNetMedia does not intend to pay dividends on its Common Stock. Any payments of future cash dividends and the amounts thereof will be dependent upon EarthNetMedia's earnings, financial requirements, and other factors deemed relevant by EarthNetMedia's Board of Directors.

PENNY STOCK REGULATIONS MAY AFFECT THE ABILITY OF PURCHASERS TO SELL THEIR SECURITIES

The Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.


FORWARD-LOOKING STATEMENTS

We have made some statements in this prospectus, including some under "Prospectus Summary," "Risk Factors," "Business" and elsewhere, which constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "seeks," "potential," or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.



THE OFFERING

EarthNetMedia is offering 100,000 Units (the "Offering"). Each Unit consists of one share of Common Stock (the "Common Stock") coupled with 10 Class A Warrants, 10 Class B Warrants, 10 Class C Warrants and 10 Class D Warrants (the "Warrants"). The offering price for each Unit will be $1.00.


After 100,000 Units are sold, the Warrants shall be immediately separately transferable from the Common Stock. Each A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.50 at any time until three months from the date the SEC declares this filing effective. Each B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.75 at any time until six months from the date the SEC declares this filing effective. Each C Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00 at any time until nine months from the date the SEC declares this filing effective. Each D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.25 at any time until twelve months from the date the SEC declares this filing effective.

The Units will be sold to personal contacts, including friends and associates, but will not be offered or sold to directors, employees or any affiliates. Subsequent to the sale of the Units, EarthNetMedia will engage a member of NASD to file a 15c211 to make a market.





Common stock to be outstanding after this
offering....................................................... 5,997,000 shares

Use of proceeds.......................... General corporate purposes, including
TV shows production, sales and marketing, capital expenditures and working capital. See "Use of Proceeds".

Risk factors............................. For a discussion of certain risks you should consider before investing in the common stock, see "Risk Factors".


UNIT PURCHASE INFORMATION

Subscribers purchasing Units should make checks payable to EarthNetMedia, Inc. Subscribers must complete a Subscription Agreement in the form attached as Appendix A to this Prospectus. For convenience, an actual Subscription Agreement has been included with this Prospectus. Additional copies of the Subscription Agreement may be obtained by writing, calling or faxing EarthNetMedia at its executive offices, 222 Amalfi Drive, Santa Monica, CA 90402, telephone (310) 459-1081 and facsimile (310) 459-8530. All checks and Subscription Agreements should be forwarded to EarthNetMedia at its executive offices, 222 Amalfi Drive, Santa Monica, CA 90402.

PLAN OF DISTRIBUTION

This is a self-underwriting. In view of the fact that this Offering is a self-underwriting, no commissions are to be paid to any officer or director of EarthNetMedia. There are no Finders. EarthNetMedia's Transfer Agent is Pacific Stock Transfer Company, 5844 S. Pecos Road, Suite D, Las Vegas, NV 89120.

REPORTING

EarthNetMedia is not currently a reporting company under the Securities Act of 1934, as amended. Upon completion of the offering of the Units, EarthNetMedia will file the required Form 10-Q's and Form 10-K's.


USE OF PROCEEDS

EarthNetMedia is offering 100,000 Units (the "Offering"). Each Unit consists of one share of Common Stock (the "Common Stock") coupled with 10 Class A Warrants, 10 Class B Warrants, 10 Class C Warrants and 10 Class D Warrants (the "Warrants"). The offering price for each Unit will be $1.00.

After 100,000 Units are sold, the Warrants shall be immediately separately transferable from the Common Stock. Each A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.50 at any time until three months from the date the SEC declares this filing effective. Each B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.75 at any time until six months from the date the SEC declares this filing effective . Each C Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00 at any time until nine months from the date the SEC declares this filing effective. Each D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.25 at any time until twelve months from the date the SEC declares this filing effective.

The Units will be sold to personal contacts, including friends and associates, but will not be offered or sold to directors, employees or any affiliates. Subsequent to the sale of the Units, EarthNetMedia will engage a member of NASD to file a 15c211 to make a market.


EarthNetMedia intends to use the net proceeds for expansion of television shows production, sales and marketing including brand promotion, and for general corporate purposes, including capital expenditures and working capital.

EarthNetMedia intends to use the net proceeds of the Offering as set forth below:


                                                           Percent of
      Purpose                              Amount         Net Proceeds
-------------------------                  -------        ------------
TV Shows Production Costs                  $60,000                 60%
Operations                                 $15,000                 15%
Sales and Marketing                        $20,000                 20%
Equipment                                  $ 5,000                  5%


EarthNetMedia intends to use the net proceeds of the Offering AND the proceeds from the exercise of all Warrants as set forth below:

                                                           Percent of
      Purpose                              Amount         Net Proceeds
-------------------------                ----------       ------------
TV Shows Production Costs                $3,040,000                40%
Operations                               $1,900,000                25%
Sales and Marketing                      $1,140,000                15%
Equipment                                  $380,000                 5%
Merchandising and Product Inventory      $1,140,000                15%

The amounts actually expended for such purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors.". Accordingly, we will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used to acquire or invest in complementary businesses, technologies, product lines or products. We currently have no agreements or commitments with respect to any such acquisition. Pending such uses, we intend to invest the net proceeds of the offering in investment-grade, interest-bearing securities.


DIVIDEND POLICY

Dividends or distributions are payable only when and if declared by the Board of Directors. EarthNetMedia anticipates retaining all of its earnings to finance the expansion of its business and for general corporate purposes. EarthNetMedia has never paid cash dividends and EarthNetMedia does not expect to pay dividends in the foreseeable future.


CAPITALIZATION

The following table set forth at December 31, 2000 (i) the actual capitalization of EarthNetMedia and (ii) the capitalization as adjusted to reflect the sale and the maximum number of Units offered hereby (based on an initial public offering price of $1.00 per Unit and the application of the net proceeds therefrom). The table should be read in conjunction with the Financial Statements and Notes included elsewhere in this Offering document.


                      ASSUMES MAXIMUM NUMBER OF UNITS SOLD

                                                         DECEMBER 31, 2000
                                                      -----------------------
                                                      ACTUAL(1)   AS ADJUSTED
                                                      ---------   -----------

Stockholders' equity:

  Common stock, .001 par value, 50,000,000 shares
    Authorized; 5,897,000 shares outstanding;
    5,997,000 outstanding as adjusted pro forma(2)    $    5,897  $    5,997
  Additional paid-in capital                           5,784,276   5,884,176
  Accumulated deficit in development stage            (  181,778) (  181,778)
                                                      ----------  ----------
    Total stockholders' equity                         5,608,395   5,708,395
                                                       ---------   ---------
         Total capitalization                         $5,608,395  $5,708,395
                                                      ----------   ---------

(1) Derived from Financial Statements of EarthNetMedia included elsewhere in this Prospectus.
(2) As adjusted to reflect the sale of 100,000 units offered hereby and the application of the proceeds net of any commissions, if any set forth in "Use of Proceeds".

BUSINESS

OVERVIEW

EarthNetMedia is a US-based television content company that creates and markets "U.S. lifestyle" television programs for broadcast to consumers in China. The primary topics of our television programs, which are hosted by Ms. Alie Chang, EarthNetMedia's President and Chief Executive Officer, are home improvement, interior design, and technology. Our programs are currently being broadcast in China on Beijing TV. During 2001, China Central Television (CCTV) will begin broadcasting our newest program, EMBRACING THE FUTURE to an audience of more than 500 million viewers. Additionally, an expanded version of our home improvement interior design program, THE ART OF LIVING will debut in the Fall of 2001 on 50 pay cable stations throughout China reaching an audience of 250 million.


In addition to producing our own shows, we syndicate into the China market television shows produced by others. EarthNetMedia has obtained the syndication rights to programs created by the National Geographic Society, and has contracted with CCTV to broadcast these shows throughout Mainland China in 2001.

Our corporate mission is to become a leading brand for lifestyle merchandise sales in China and a major commercial gateway company for multi-national client companies to market their products there.

CHINA

Official Language:                                       Mandarin Chinese
Currency:                                                Renminbi (RMB)
Population:                                              1.268 billion
Urban Population:                                        382 million
Cities With Over 2 Million People:                       13
Cities With 1?2 Million People:                          24
Provinces:                                               23 (including Taiwan)
Autonomous Regions:                                      5
Municipalities:                                          4 (Beijing, Shanghai,
                                                            Tanjin, Chongqing)

Sources: China Statistical Yearbook 2000, U.S. Department of Commerce

MARKET POTENTIAL

Unless indicated otherwise, the following information was obtained from the U.S. Foreign Commercial Service - China, American Embassy Beijing, under the auspices of the U.S. Department of Commerce's International Trade Administration and the U.S. Department of Commerce as of 2000.

China's economy is among the world's largest and over the past 20 years has expanded at a rate of nearly 10 percent per year.

"The U.S.-China relationship will be one of our most important and challenging relationships of the 21st century. China will play a major role in shaping the economic and political landscape of Asia, the world's most dynamic region, as its economy continues to expand. The state of U.S.-China relations will in fact affect the prosperity and security of the entire world. Our commercial ties with China have remained one of the strongest parts of our complex and changing relationship. China represents a vast, though challenging, market for U.S. goods and services, but American firms can help provide the tools and know-how that China needs. Especially as China prepares to join the World Trade Organization, these commercial ties, and opportunities for American firms, will continue to increase." (Source: Joseph W Prueher, U.S. Ambassador to China)

"The economic growth that China has seen over the past two decades has brought great opportunities in its wake. Although the majority of China's 1.3 billion people remain poor peasants who live in an almost subsistence economy, China's urban population has reached the point where the middle class can afford consumer goods such as televisions, stereos, portable telephones and even a family car. Moreover China has a growing upper class that can afford the accouterments of the upper class -- luxury homes, designer clothes, expensive cars, foreign vacations and fine foods. There are opportunities for foreign firms in almost every sector of the economy, from providing expertise and equipment to meet China's infrastructural needs, through supplying industrial equipment and supplies to China's booming industries, to retailing consumer goods and services to China's burgeoning middle class." (Source: Secretary Daley, U.S. Department of Commerce, March 1999)

CHINA ACCESSION TO THE WORLD TRADE ORGANIZATION WTO

China is currently negotiating to become a member of the World Trade Organization (WTO), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce.

On November 15, 1999, the United States and China signed the Sino-U.S. Bilateral Trade Agreement. This agreement gives significant immediate market access, allows U.S. companies to import and export without a Chinese intermediary and to distribute products throughout China, reduced some tariffs, and phased in other tariff reductions over a reasonable period. It also prohibited any raising of tariffs after WTO accession and, removed quotas or other quantitative restrictions. It also committed China to abide by the IT Agreement, the Agreement on Basic Telecommunications, and the Financial Services Agreement, and eliminates most restrictions on service businesses. China will no longer be able to require companies to invest domestically or force them to transfer valuable technologies in order to sell their products there.

On April 5 2001 President Bush stated, "I believe that China ought to be a trading partner of ours. I think it's in our economic interests to open up the Chinese markets to U.S. products. I'm an advocate of China's entering into the WTO."

On June 9, 2001, in a news release from the Office of United States Trade Representative, the United States and China reached consensus on remaining bilateral concerns related to China's accession to the World Trade Organization indicating that both countries plan to work together to complete China's WTO accession.

China's accession to the WTO will favorably impact the U.S. economy: low market barriers and a more transparent investment environment will provide small and medium sized U.S. companies with investment opportunities in China, while tariff rate reductions and other enhancements will enable U.S. and other foreign firms to develop better investment strategies. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. Foreign firms prohibited from distributing products not manufactured in China, or which are not allowed to own or manage distribution networks, wholesaling outlets, or warehouses, will soon be authorized to do so. All restrictions on distribution will be phased out within three years; U.S. and other foreign firms will soon be able to provide express delivery, rental and leasing services, air courier services, freight forwarding, storage and warehousing, advertising, technical testing and analysis, and packing services. They will also be allowed to manage their own marketing, after sales service, maintenance and repair, and customer support.

In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce U.S. and other WTO members' commercial rights, backed up by the threat of WTO-authorized sanctions for noncompliance.


CHINA'S MIDDLE CLASS

After spending most of the past century as an isolationist Communist country, China privatized home ownership and much of its industry in the 1990s. Economic reforms in China are producing a nascent middle class of consumers with an increasing amount of disposable income. Millions of mainlanders are forming private businesses and fueling a competitive job market. People are able to choose where they wish to live, whether to buy homes, and even which mortgage lenders to use. There is both growth of disposable income and growth of an urban middle class. Particularly, young urban families are shifting their consumption to more sophisticated and higher quality products in the retail and services sectors. Chinese department stores carry competitively priced goods in abundance, and state-owned stores must compete in the marketplace. Home decorating and remodeling construction is thriving as is an interest in international consumerism comparable to the post-World War II boom in the U.S.

"[The winners in China's new economy] are China's new "middle class" -- millions of people (experts argue over exactly how many) who can afford buy their own apartment, go on seaside vacations, spend lavishly on their one permitted child, maybe even own a car." (Rebecca MacKinnon, CNN Beijing Bureau Chief)

"Demographic studies have identified a consumer market with disposable income of over 200 million people in China today with the middle class projected to grow by an additional 170 million over the next five years." (Michael Wootton, Director, Federal Government Affairs, , Sunkist Growers presented to Committee on Agriculture, Nutrition And Forestry, U.S. Senate, March 1, 2000)

"We figure that the middle class in [China] that will use air conditioners and refrigerators is equal to the U.S. population (250 million)." (Richard Gref, Copeland Corp, a manufacturer of air conditioners and refrigeration equipment, as reported in the September 15, 2000 issue of Dayton Business Journal)

"China seems to be experiencing a widespread middle class revolution: economic growth rates have been both spectacular and sustained since the early 1980s, and reform has created new middle classes as well as lifestyle changes." (Professor David Goodman, the University of Technology, Sydney Director of the Institute for International Studies)

"China's rising middle class is becoming increasingly optimistic about the future of the country" (The second edition of the CHINA'S ELITE SURVEY, conducted by the Far Eastern Economic Review, an Asian business news publication published weekly)

"We've been focusing more on China than any other market. We have a particular interest in China because of the tremendous growth potential, especially in the middle class. In the next century, there will be an estimated 250 million customers in the group defined as the middle class which could purchase products." ," (Rob Frueh, director St. Louis World Trade Center, as reported in the July 23, 1999 edition of the St. Louis Business Journal.)

"China is clearly going to be the biggest auto market in the world." (Alan Adler, General Motors, public affairs director for China operations in October 2000 statement)

"China is an interesting market. Sooner or later you have to come." (Mr. Lusetti, Zoppas Industries, statement)

HOME BUILDING AND RENOVATION

Home building and renovation is thriving, as is an interest in international consumerism.

The Chinese government began moving home ownership responsibilities from the State to the individual in 1998, in an effort to stimulate the economy. As people began owning their own homes they would have an interest in making improvements to increase the value, moving cash into the economy via flooring, paint, air conditioning and other interior decoration companies. In addition, for those who could afford more expensive homes, their investment would be funneled into the economy via developers, designers, steel and masonry manufacturers and builders.

There is a huge tax advantage to home ownership for those Chinese in the high-income bracket. The cost of the home is allocated over five years in the form of a tax credit, providing a substantial tax shelter. People in this category are a tiny minority, but are still comparable in numbers to the entire population of Canada. Some people are buying consecutive homes just so they can continue using the five-year tax savings.

The Chinese government reported January - May 2000 growth rates for housing in the range of 20%.

The following excerpts are from an article entitled, "China's Construction
Market: A New Star in the East" printed in the January 2001 edition of "AG Reporter" published by the U.S. Department of Agriculture Foreign Agricultural
Service:

"The trillion-dollar Chinese economy is poised to enter a new era where private market forces will direct and shape the newly released purchasing power of China's middle class. According to China's Ministry of Construction, the scale and scope of China's multi-billion-dollar housing boom is expected to increase at rates approaching 10 percent a year for the next five years,. China plans to start work on 380 million square meters (4.1 billion square feet) of new housing projects in 2000, with 5 billion more square meters (53 billion square feet) to be built with government funding by the year 2005."

"Since Chinese housing is sold unfinished, the boom in the renovation and interiors markets is heard even louder in the marketplace. According to the China Furniture Association, China's furniture and interior panel market sales both at home and abroad will be worth $20 billion in 2000. Not only are consumers buying molding, paneling and window and door frames for their newly purchased homes, but they are replacing furniture more often. The average replacement period for furniture has fallen from once every decade or longer to once every four to eight years. More than half of consumers preferred furniture made by joint ventures and 3.5 percent preferred imported furniture over all other options."

In a letter to the 203,000 members of the National Association of Home Builders
(NAHB) in April 2001 and republished in the NAHB Conference brochure, Bruce Smith, NAHB President, wrote, "I'd like to take this opportunity to personally invite you to a truly historic event NAHB's second annual international housing conference in Shanghai, China, November 7-8, 2001. This year, we are building on that success with "World Focus on Housing: China," our most ambitious overseas endeavor to date. Attendees will get an inside track on the largest housing market on earth. With 1.2 billion citizens and an ever-ripening market for building technologies and products, China has an unquestionable potential to be the world's housing powerhouse in terms of sheer production volume.

As you know, the U.S. Senate voted in September of 2000 to grant China Permanent Normal Trade Relations (PNTR) status. Passage of this historic legislation opened the door to a whole new frontier for American goods and services. We at NAHB are doing what it takes to ensure that our members and affiliates have a key to that door from day one. It would be difficult, if not impossible, to overstate the critical need for housing in China and the amazing potential of this market for overseas suppliers. Just two years ago, the Chinese government eliminated its policy of providing free housing to its citizens. It has since begun promoting private homeownership and the use of mortgages through financial institutions. In support of this landmark housing reform, China's banks began offering 70 percent home mortgages an all-new concept in that country.

By shifting homeownership from the state to the Chinese people, the government has just paved the way for development of a huge mid-range housing market. An estimated 62.5 million new homes will be built in China during the next five years, with the overall market expanding at an unheard-of 15 percent annual rate. Meanwhile, China's private home building industry is in its very infancy. The country's builders, suppliers and financiers need help confronting the many challenges now before them."

RETAIL INDUSTRY

China's retail sales rose by more than 21% per year between 1990 and 1997. This explosive growth rate slowed in 1998 and 1999 due to the Asian economic crisis. Latest statistics indicate that the retail sector has been improving since the beginning of 2000.

Positively predisposed toward foreign branded products, Chinese consumers increasingly have the means and desire to purchase. Leading international brand names of consumer goods are capturing dominant market positions as they displace lower quality local brands. China's consumers are seeking more modern, value-oriented venues to do their shopping. Chain stores and discount stores have been increasing in number. Some U.S. retailers have established strong footholds in China. Wal-Mart Stores, Inc., for example, has successfully opened discount retail establishments in a few southern Chinese provinces. Most retail outlets in large urban centers such as Beijing and Shanghai stock U.S. branded products.

ADVERTISING

As manufacturers vie for the attention of the Chinese consumers, the industry is experiencing a record boom. From a base of zero in 1979, it rose to annual 1998 billion of $6.5 billion, making China the world's 7th largest advertising market.


TECHNOLOGY AND COMMUNICATIONS

According to the U.S. Department of Commerce, U.S. exports of communications equipment grew over 900% from 1990-1998. China's information technology equipment market is estimated to be growing at 20-40% annually. Some analysts had predicted that China would become the world's second largest personal computer market by the end of 2000, and the third largest semiconductor market by 2001.

China is the world's fastest growing telecommunications market. According to the U.S. government, each year China installs enough phone lines to replace networks the size of Pacific Bell. By the end of 1999, China boasted approximately 40 million cellular subscribers. Only the U.S. telecommunications market is considered larger.

According to China's State Administration of Radio, Film & Television (SARFT), China has 314 million TV households and 350 million TV sets.

China has the world's largest number of cable TV subscribers; 80 million in 2000 and an expected 150 million by 2010. Chinese households have 264 million TV sets and China's cable TV network stretches over 2.4 million kilometers, including 300,000 kilometers of fiber optic lines. (The U.S. and Foreign Commercial Service - China)

In November 2000, Gartner, Inc., a market research company, reported, "Recently, the Chinese government released a draft of its 10th Five-Year Plan, covering 2001-2005, which emphasizes the convergence of broadcasting, telecommunications and the Internet. The plan will go into effect in 2Q01. This draft shows China's awareness of the inevitability of convergence and its potential impact. A pilot project in Shanghai has already integrated cable television, computer networks and a phone system into a single platform. The cable television station in Shanghai now provides telecommunications, Internet and IP telephony services. China has also put into operation CNCnet, a 40-GB/sec broadband network linking 17 cities. Given the extent of central control in China and the increasing effectiveness of China's telecommunications infrastructure, a properly executed plan that results in the convergence of broadcasting, telecommunications and the Internet could well provide more effective e-business support than enterprises in advanced Western economies now enjoy."

In January 2001, Jupiter Media Metrix, a market research company, reported that three-quarters of the global Internet population will reside outside the U.S. by 2005 and predicted that the Asia Pacific region will outpace the U.S. in less than five years. Jupiter expects the Asia Pacific region to contain as much as one-third of all Internet consumers worldwide in 2005.

In January 2001, The Yankee Group, a market research company, predicted, "In China, where there is a staggeringly large addressable population, the number of Internet users will continue to grow at a frenetic pace."

On September 27, 2000, Matthew Kapp, President of 3Com Asia Pacific, stated regarding the Internet and e-commerce, "According to recent analyst reports, the number of connected users in China will reach 60 million by the year's end and is poised to surpass that of the US within a few years and possibly become the world's biggest online population within 10 years."

EARTHNETMEDIA IS THE EMBODIMENT OF ALIE CHANG


Alie Chang was born in China and came to the United States after completing her art and design education at the National Academy of Arts in Taipei. On receiving her Masters of Arts degree in Environmental Design from the University of California, Los Angeles, she joined William L. Pereira Associates in Los Angeles as a project designer. While there, she worked on such projects as the Master Plan for the University of Missouri's four campuses, the University of Hawaii's Master Plan, and a 400-acre urban renewal project in Queens, New York.


In 1980, Alie founded her own environmental/interior design firm, Alie Design, Inc. Alie's environmental design credits include the homes of Hugh Hefner, Larry Hagman, Frank Wells, Lou Adler, Rod Stewart, Gordon Stulberg, and Merv Adelson, among others.

As her professional reputation continued to grow both in the United States and in China, Alie and her work were featured in major design books and magazines including ---

- WHERE MAGAZINE- PHOENIX (February 1981), P. 10

- DESIGNERS WEST MAGAZINE. 7-page story of Alie's work on the home of the Chairman of Lorimar Productions in Aspen, Colorado.


- ARIZONA LIVING (April, 15 1981). Featured story on Alie, Cover and center pages.

- RED ROCK REFINEMENT (November 1981). Featured story on Alie, pp 45-48.

- EVENING OUTLOOK NEWSPAPER (November 1982). Featured story on Alie.

- HOUSE & GARDEN (November 1984). The home Alie designed for prominent television actor Larry Hagman featured on the front cover with a 10-page spread inside.

- HOME JOURNAL (China) (February 1992). Featured story on Alie, cover and pp
62-67

- CONTEMPORARY DESIGN (China) (September 1995). Alie's home featured in Santa Monica, CA, pp 88-95.


- WORLD ARCHITECTURE design magazine, Summer 1996. Tsinghua University, China's most prestigious architecture school, feature article about Alie, pp 80-83.

- AT HOME AND WORK - ARCHITECTS AND DESIGNERS EMPOWERED SPACES, Carol Soucek King, Michael F. Graves, Featured article on Alie's home, pp 216-222.

- EMPOWERED SPACES, Carol Soucek King, Featured article on Alie's home, pp 216-
  221


- DESIGN CONTEMPORARY (China) (April 1998). Alie's home in Santa Monica, CA featured, pp 92-97.

- FENG SHUI AT HOME (1999: Carol Soucek King Ph.D. - Rizzoli International Publications.ISBN 0-86636-639-3). Tabletop architectural book featuring Alie's work, pp 82-87


- TRENDS HOME MAGAZINE (China) (2000). Featured article on Alie's design work and her home, pp 24-27


- AMERICAN DREAM BOOK (China) (March 2000), cover and p. 63. This book introduces 72 prominent American Chinese people living in the United States. On the front cover of this book, Alie is picture with Ronald Reagan, for whom she had designed a part of his Bel Air, CA home. AMERICAN DREAM BOOK was first published in the United States and later republished in Beijing.


Alie was featured on China Central Television in June 1999 as one of the most outstanding designers in the world today - the only woman and the only residential designer represented in a prominent group of 20 outstanding design architects around the world including Richard Meyer, Robert Venturi and I.M. Pei.


On November 8, 2001, Alie will be a featured speaker at the U.S. Pavilion in Shanghai for "World Focus on Housing China" , the International Conference on Housing. This conference is being co-sponsored by the US Department of Commerce and the National Association of Home Builders.

EARTHNETMEDIA BACKGROUND

Alie Chang and her husband, Felizian (Phil) Paul, Chairman of EarthNetMedia spent several years operating a U.S. export company of goods to China. In 1995, Alie hosted her first television series, THE ART OF LIVING -- AMERICAN LIFESTYLES, a 30-minute program for the Chinese, Asian, U.S. and international markets. This show consisted of program segments that were composed of celebrity interviews and/or celebrity home tours. Alie interviewed Hugh Hefner at the Playboy Mansion. Mrs. Ronald Reagan spoke to Alie on camera at the Ronald Reagan Library in a Ronald Reagan biography segment. Lili Zanuck, an Oscar-winning producer, did an on-camera interview at her Beverly Hills office, describing how, as a woman in the film production industry, she broke through the industry's "glass ceiling". Maestro Ling Tung was interviewed on-camera at his mountain home in Jackson Hole Wyoming and was presented as a renowned Chinese conductor who had established a music festival in Jackson Hole Wyoming which he had managed 28 years. Other shows had interviews with architects and visits to various tradeshows, such as, the National Association of Homebuilders.


Alie's next series, produced specifically for the Chinese market, was THE ART OF LIVING - HOME IMPROVEMENT/INTERIOR DESIGN. This weekly series of 30-minute programs is an informative and entertaining show that, again, is produced in a magazine segment style format and which is broadcast in Mandarin Chinese, the standard language used for television broadcast in all of China. In the magazine format, each show is divided into several entertaining and informational program segments with Alie as the on-camera host introducing each segment. Produced in Los Angeles, each program is comprised of a 10-minute "Celebrity Home Tour" , 10-minute (or two 5-minute) "How To" segment, a 5-minute "Ask Alie" and a 3-minute "New Product Introduction" segment. According to Beijing TV, the show is very popular in China. In a February 8, 2001 letter sent to EarthNetMedia, Beijing TV wrote, "The program has consistently generated interest from our viewers and your segments have been so popular that we re-broadcast them each twice (a week) instead of just one time."

The reorganization transactions occurring prior to this Offering are as follows:

On September 13, 1995, Alie Chang and her husband formed Pac Pacific Group, International, a California corporation, for the purpose of operating a U.S. export trade business to China.

On April 11, 2000, Alie and her husband formed EarthNetMedia, a Nevada corporation, for the purpose of operating a combined television content and commerce company that creates and markets "U.S. lifestyle" television content and related merchandise to consumers in China.

On June 5, 2000, Alie Chang and her husband exchanged all shares of common stock in Pac Pacific Group, International for common shares of EarthNetMedia stock in a tax-free exchange pursuant to the provisions of Section 368 (a) (1) (B) of the Internal Revenue Code, as amended.


EarthNetMedia has two full-time employees. We are currently in production of one hundred fifty-six hours of television programming for China. Most of those hours will be broadcast during primetime.

During 2001, Alie Chang will be introducing a new television series, EMBRACING THE FUTURE, on the air in China. EarthNetMedia has entered into an agreement with CCTV, the national TV network of China, and BETC Advertising, the advertising arm for CCTV, in Beijing to produce 52 10-minute episodes of EMBRACING THE FUTURE. Episodes will be hosted by Alie Chang and will be presented in a magazine segment style format within CCTV's own 30-minute program, "Science and Life." This series will be broadcast in primetime by CCTV, China's largest and most influential television network, two times per week to an audience of over 500 million viewers. It provides an opportunity for participating multinational companies to present themselves to China's consumers, and to enter this vast market.

Alie will take her audience behind the scene of some of the world's most powerful technology, multimedia, Internet, telecommunication and biotech companies. Alie will interview the executive directors or CEO's and the show will feature their future visions, goals and the groundbreaking impact that their technology products will have on an ever-changing society.

These programs will be broadcast in Mandarin Chinese. Other languages may be added as required for distribution internationally.


EarthNetMedia's merchandising strategy is to create quality product lines of Alie-branded and Alie-endorsed, internationally manufactured products for sale in China. These product lines will not be of custom design, but will be existing products that can be Alie branded or Alie-endorsed quickly for sale there. These products include building and home improvement products and decorating items. Initially these lines will be sold through retail channels. Later, mail order, telemarketing, and Internet channels of distribution will be added.

EarthNetMedia presently is negotiating an agreement with Orient Home Ltd, Beijing, China, that includes creating an Alie Showroom within each of their six stores. Additionally, we are negotiating product agreements with furniture, lighting, bedding, tile, art glass, table top, shelving, gas fireplace, decorative accessories, cementatious flooring and wall decorative coatings manufacturers. Our plan is to announce some of these alliances and products during the NAHB 2001 International Conference "World Focus on Housing: China" November 7-8, 2001 in Shanghai, where Alie Chang has been invited to be a guest speaker. Revenues will derive from the profits and sales commissions of Alie-branded and Alie-endorsed products.

CHINA GOVERNMENT REGULATION AND FOREIGN CURRENCY TRANSFER

All television broadcast media in China are government-controlled networks, and both Beijing TV and CCTV originally approached EarthNetMedia and requested that we supply them U.S. lifestyle television programming. Our television shows deal with lifestyle topics and, as such, are non-political. Our content is in full compliance with published government guidelines. As a result, we have not encountered government censorship, interference or control nor do we anticipate any.

Because China will become a WTO member conforming to international trade policies, we do not anticipate the China government will unduly restrict the merchandising and selling of our future commercial lines of lifestyle products. We have received early indications are that the government is supportive of our endeavors since it will bring the country additional tax revenues.

We anticipate that 70% of our revenues will derive outside of China from international corporate sponsors and advertisers. Of the remaining 30%, monies that are obtained within China, we shall retain a portion there to pay for operations and expenses. China permits foreign companies to maintain foreign currency accounts. EarthNetMedia's profits can be paid out and transferred from our foreign currency account in China to our U.S. bank account upon submitting a tax payment completion certificate to our China bank. Additionally, China has acknowledged that with its accession to the WTO, accelerated flow of international capital will require simplified procedures for foreign-exchange management.


STRATEGIC PLAN

Because of EarthNetMedia's long ties to China's business community and EarthNetMedia's excellent relationship with China's major broadcast media outlets, EarthNetMedia is afforded both a first-to-market advantage and a branding opportunity. Our strategic business plan is twofold: To leverage the growing public esteem held for Alie Chang, and to implement integrated commercial product marketing and sales programs within the China market for ourselves and our international client companies.


Our competitive strengths, we believe include our:



RECOGNIZABLE NAME

"A principal asset of EarthNetMedia is Alie Chang's name, which is known from Alie's reputation and her honoring in China as one of the most outstanding designers in the world today, and from her television program, THE ART OF LIVING - HOME IMPROVEMENT/INTERIOR DESIGN. We are in the process of obtaining U.S. trademarks on her name. The ability to leverage Alie's reputation across our core business areas is a principal strategic strength."



POSITION AS A LEADING AUTHORITY ACROSS KEY CATEGORIES OF LIFESTYLE LIVING

We have developed expertise in four core categories of lifestyle living:

-- Home improvement, decorating, restoring, and collecting decorative and art items for use and display in the home



-- Gardening, planting, landscape design and maintenance

-- Applied Technology



We believe that our depth of knowledge and Alie's identity with these core content areas provide us with important strengths. EarthNetMedia is able to reach a broad audience of consumers. In addition, satisfied consumers in a specific interest may be drawn to explore content and consumer products from other core categories as part of our overall concept of the "art of living." By stimulating consumer interest in other content areas, we believe we can expand market penetration and garner significant market share for lifestyle merchandise.


BUILD A LIBRARY OF HIGH-QUALITY CONTENT, PRODUCTS AND DESIGNS


We have amassed a proprietary library of program content, which consists of our lifestyle segment presentations including information about U.S. lifestyle home products. The nature and format of our content allows us to repurpose it for later use at a low incremental cost.


CREATE STRONG RELATIONSHIPS WITH KEY DISTRIBUTION AND MARKETING VENDORS


Our existing alliances with CCTV, BETC Advertising and Beijing TV, among others, enable us to widely distribute our content and products across China. To effect our long-term business plan for introducing lifestyle product for sale, we are cultivating business relationships with key business partners in China.


LEVERAGE ALIE'S REPUTATION



Our strategy is to continue to create new content and television programs and to leverage Alie's reputation across multiple media and merchandising outlets in the future. The key elements of our strategy include:

OPERATIONS AND INFRASTRUCTURE

EarthNetMedia is currently structured into two business units:


-- Television shows Production


Under this business unit is currently producing THE ART OF LIVING for broadcast on Beijing TV and a network of 50 pay cable TV stations, and EMBRACING THE FUTURE for broadcast on CCTV.


-- Television shows Syndication


Under this business unit, EarthNetMedia is syndicating National Geographic Television Programs to CCTV.

In the future, our business plan is to add two more business units:


-- Merchandising


-- Retail, infomercial, mail order, direct/Internet Commerce


This corporate structure provides the means to contextual sell and cross-promote lifestyle products across various media properties, and it permits advertisers to associate with Alie's identity.


INTRODUCE A MERCHANDISING ALONG CORE CONTENT LINES

We seek to create new, U.S. lifestyle merchandise under the Alie brand throughout our core content areas for sale in China.


LEVERAGE THE COST OF DEVELOPING HIGH QUALITY CONTENT BY REPURPOSING IT ACROSS MEDIA AND MERCHANDISING PLATFORMS


We will spread the costs of researching, investing in and producing high quality content across multiple media and merchandising platforms to achieve economies of scale and increased returns on invested capital. By leveraging our content across multiple media platforms, we plan in turn generate additional profit on this content as it is reissued.


CAPITALIZE ON COMMERCE REVENUE OPPORTUNITIES CREATED BY RETAIL, INFOMERCIALS, MAIL-ORDER, DIRECT/INTERNET


We believe that we can effectively participate in the growth of U.S. lifestyle commerce in China by creating a highly personalized user experience that integrates media, information, electronic commerce and community, all rooted in our proprietary library of content. We have registered over 30 proprietary Internet Domain names for implementing this plan. We believe that by combining the convenience of the Internet with our vast library of content and merchandise and our authority in our core content areas, we will create new opportunities to generate revenue and expand our consumer audience.


CONTEXTUAL SELLING

We shall stress contextual selling -- linking the sale of U.S. lifestyle products with our television programming content.



CROSS-SELL AND CROSS-PROMOTE OUR FUTURE ALIE BRANDS

We intend to cross-sell products to various customers and cross-package advertising among and across our network of media channels. We anticipate that many of our top advertisers will purchase advertising space in two or more elements of our product promotion platforms. We will also use each media and merchandising platform to cross-promote one or more of our other businesses. As example, the television programs will feature our products during their "how to" segments and provide daily tag lines to our retailers, telemarketing telephone numbers and/or our Web site.

We see significant growth opportunities for further cross-promotion of our businesses through our infomercial, mail-order, direct/Internet commerce business, which are effective display media for our content, an up-to-the-minute source of information on our activities, such as our television program schedule, a promoter of our products, as well as a further outlet for advertisers seeking association with Alie's reputation.



MERCHANDISING
Our merchandising objective is to translate our core content expertise into branded products that are distributed through multiple direct and indirect sales channels in China. We seek to provide a broad product assortment, designed from a single viewpoint, which offers consumers a comprehensive and coordinated system for home improvement, decorating, gardening, cooking and other activities related to our core content areas.


RETAIL, INFOMERCIAL, MAIL-ORDER, DIRECT/INTERNET COMMERCE

Our future retail, infomercial, mail order, direct/Internet Commerce business will leverage our television content and merchandising capabilities to create a one-stop, user-friendly experience for our viewers.

We believe we can bring several competitive advantages to the Web, including:

-- a strong consumer identity with Alie Chang brand

-- our proprietary library of content


-- our planned diverse assortment of branded products

We plan to focus on the following key elements to provide a full-service and personalized lifestyle Web site:


-- Content: in each of our content areas, we intend to include an "Ask
   Alie" service.

-- Commerce: we intend to implement an online store and product showcase that includes other "best of its kind" lifestyle products either developed by us or sourced by us in all areas of domestic living.

-- Community: we intend to expand each of our Web channels to include fully moderated and integrated bulletin boards, chat rooms and live online discussions with our experts. This "sticky" content will foster repeat visits to our Web site.


ADVERTISING AND SPONSORSHIPS

The goal for our advertising sales is to create a multiple-media advertising platform that:

-- provides advertising packages integrating one or more of our media outlets, including our Web site

-- delivers quality service to all our core content areas and business segments

Our advertising revenue base is designed not to be dependent upon specific industries and/or specific advertisers, providing maximum flexibility in achieving revenue goals and minimizing risk. We anticipate our top advertising industries will include home repair, home furnishings, consumer goods, toiletries and cosmetics.

STRATEGIC ALLIANCES


In August 2000, EarthNetMedia entered into an agreement with CCTV and BETC Advertising to broadcast EarthNetMedia's 10-minute television program, APPROACHING SCIENCE-EMBRACING THE FUTURE as a program segment within CCTV's own program, "Science and Life". China Central Television is the national TV network of China. CCTV currently has 10 channels, broadcasting 138 hours of programs daily. CCTV will broadcast a total of 17 hours of EarthNetMedia's 10-minute programming weekly in each 12-month period. Under the terms of this Agreement, the net revenue from advertisers and sponsors for this program will be divided as follows: CCTV-50%, EarthNetMedia-40% and Mr. James R. Gu-10%. The minimum fee charged to a sponsor is to be US$45,000. For each program, to cover CCTV's expenses for language translation, post-production editing, and packaging, CCTV will be paid RMB80,000 (approximately US$10,000), of which, EarthNetMedia will pay 80% and Mr. Gu will pay 20%.


---


In January 2000, EarthNetMedia signed an agreement with Beijing TV for 52 ten-minute segments of THE ART OF LIVING -- HOME IMPROVEMENT, INTERIOR DESIGN. This segment is broadcast within their most popular primetime Television program, "Home, Sweet Home" on Thursday at 10:00 PM and 11:00 PM and on Friday at 2:10 PM. This agreement was renewed in January 2001. The provisions of this agreement call for Beijing TV to broadcast EarthNetMedia-produced and supplied programs free of charge. Additionally, when EarthNetMedia introduces it lifestyle products lines, Beijing TV will provide EarthNetMedia 45 seconds of advertising time during each broadcast to promote these lines. Profits from the sale of these products will be shared equally between EarthNetMedia and Beijing TV.


----


In August 2000, EarthNetMedia signed an agency agreement with BETC Advertising, which has formed a network of 50 major city TV stations throughout China, to broadcast an expanded 30-minute version of THE ART OF LIVING -- HOME IMPROVEMENT INTERIOR DESIGN in primetime in 2001. These stations will broadcast a total of 26 hours of 30-minute programming weekly in each 12-month period. This Agreement will commence after 26 episodes have been produced for an initial term of 12 months, and shall automatically renew for a period of one year unless 60 days prior written notice is given. EarthNetMedia is to receive 75% of the advertising revenue.


---


In October 2000, EarthNetMedia entered into an agreement with CCTV to broadcast to the Chines television market television programs produced by National Geographic Television. CCTV will broadcast a total of 26 hours or 30-minute programming weekly in each 12-month period. This Agreement commenced on November 5, 2000 for an initial term of 12 months, and shall automatically renew for a period of one year unless 30 days prior written notice is given. The first program was broadcast on December 17, 2000. Provisions of this agreement call for Net Advertising Revenue to be distributed as follows: 45% to NGC Network Asia, 35% to EarthNetMedia, and 20% to CCTV. NGC Network Asia is the responsible party for obtaining advertising.



MARKET COMPETITION

Until recently, the China market was for all intents and purposes closed to foreigners because of severe restrictions, tariffs and regulations. With the pending accession of China into the WTO, that will significantly change. Our anticipated competition primarily will be international, English-language speaking firms. EarthNetMedia uniquely produces and delivers its television broadcast content in both Mandarin Chinese and English. We believe the business infrastructure we have built in China over the years and the growing reputation of Alie Chang will enable EarthNetMedia to maintain and expand our market position.


CONSULTANTS


EarthNetMedia has formed a team of consultants in the U.S. and China with whom it may consult on various matters relating to the business of EarthNetMedia. Consultants may not be officers or directors of EarthNetMedia although they may be shareholders. The establishment of a consulting team is not intended to be a delegation by EarthNetMedia's officers and directors of their power of management and control of EarthNetMedia, as management and control of EarthNetMedia shall at all times be retained by EarthNetMedia's officers and directors. At the present time, EarthNetMedia has thirteen independent consultants who are involved in the areas of television show production and China business relations:



------------------------------------------------------------------------------------------- --------------------------

                               NAME AND PRINCIPAL POSITION                                        COMPENSATION
------------------------------------------------------------------------------------------- --------------------------

ASBJORN CHRISTIANSEN, Video Photographer/Director, has over 20 years experience                    Daily Rate
as a Daily Rate video photographer specializing in TV commercials and series.

------------------------------------------------------------------------------------------- --------------------------

ANGI MA, Computer Graphics Design Artist, is proficient in graphic design and in                  Daily Rate and
the use Daily Rate and Shares of desktop publishing programs for various                              Shares
corporate needs including incorporating graphic images into TV programs.

------------------------------------------------------------------------------------------- --------------------------

LILEE MA, Product & Merchandise Development, is identifying and qualifying potential               Daily Rate
manufacturers and products for sale in China, and establishing a product distribution network in China. Ms. Ma holds a B.A. degree, and speaks fluently in both English and
Chinese.

------------------------------------------------------------------------------------------- --------------------------

MAXIMILIAN MA, TV Editor, is the digital/none liner television editor. Mr. Ma is                  Daily Rate and
responsible for editing video and television programs, and maintaining editing, audio,                Shares
and video equipment.

------------------------------------------------------------------------------------------- --------------------------

JOSEPH PIER, Director/Video Cinema Photographer, is responsible for TV segment video               Daily Rate
photography.  Mr. Pier is an award winning video cinema photographer and has a strong background in directing and lighting.

------------------------------------------------------------------------------------------- --------------------------

GAIL ROCK, scriptwriter (English), has a strong background in journalism with                      Daily Rate
extensive Daily Rate work experience for home furnishing and interior design publications. Ms. Rock has over 25 years experience as scriptwriter for major
Hollywood TV studios.

------------------------------------------------------------------------------------------- --------------------------

                                                                         Page 32




GREG ROSSEN, Script Supervisor (English), researches and coordinates the scripts of TV             Daily Rate
program segments. Mr. Rossen holds a Master of Arts Degree in Television Script Writing and English Literature.

------------------------------------------------------------------------------------------- --------------------------

KATE LILY SOUZA, Music Editor , is member of AFTRA/SAG. Ms, Souza identifies and                   Daily Rate
selects Daily Rate suitable music, obtains broadcast rights for music, and assists the editor in the incorporation of music into TV programs.

------------------------------------------------------------------------------------------- --------------------------

LORI SZYBIST, TV Editor, is responsible for segment editing, coordination,                         Daily Rate
Sweetening and Daily Rate on-line editing. Ms. Szybist has over 20 years of on-line editing experience with many major TV series.

------------------------------------------------------------------------------------------- --------------------------

FU YIN WANG, Editor (Chinese), is responsible for the Chinese version of the TV                    Daily Rate
editing. Daily Rate Mr. Wang has over 14 years experience in television production with Chinese TV stations in Los Angeles. Mr. Wang's background includes video camera photography and none liner TV editing, and holds a degree from Ashiya Art College in Taiwan.

------------------------------------------------------------------------------------------- --------------------------

WANG XU, male voice-over (Chinese),  is experienced in voice-over for TV programs and TV           Daily Rate
commercials.  Mr. Xu holds a B.A. Degree in Chinese Literature.

------------------------------------------------------------------------------------------- --------------------------

MAURICIO ZANOTTO, Editor and Special Effects Artist, is responsible for title                      Daily Rate
sequences Daily Rate and other special effects in the TV programs. Mr. Zanotto has over 10 years experience as an on-line editor for major international TV networks.

------------------------------------------------------------------------------------------- --------------------------

JING ZHANG, Script Translator & female voice-over (Chinese), is responsible for the                Daily Rate
Chinese script translation and organization. Ms. Zhang holds a B.A. Degree in Chinese and
English Literature from Foreign Languages Institutes, Beijing China.

------------------------------------------------------------------------------------------- --------------------------


FACILITIES

Our corporate facilities are located in Santa Monica, California. After completion of this offering, the company will expand to new facilities within the same geographic area. We also have offices at No. 17 Building, Tianlanbeli, Caihuying, Feng Tai Qu, Beijing, China 100054 and a sales office at Gautinger Strasse 10, D-82319 Starnberg, Germany. This sales office is used for the purpose of recruiting multinational companies in Europe as potential sponsors, advertisers and participants in our television shows.

LEGAL PROCEEDINGS

From time to time, EarthNetMedia may be involved in litigation relating to claims arising out of its international operations. As of the date of this offering, EarthNetMedia is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our business, financial condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The persons who will be our directors and executive officers immediately following this offering, as well as their ages and positions, are listed below:

EXECUTIVE OFFICERS AND DIRECTORS

     NAME                AGE            POSITION
     ----                ---            --------

Alie Chang............... 52     President and Chief Executive Officer
Felizian Paul............ 57     Chairman of the Board and Treasurer
Marvin S. Berger......... 57     Executive Vice President and CFO
Angi Ma.................  26     Corporate Secretary

Ms. Alie Chang, co-founded EarthNetMedia in April 2000 and has served as President and Chief Executive Officer since its inception. In 1995, Ms. Chang co-founded Pac Pacific Group International, a U.S. export company of goods to China, and served as its President and Chief Executive Officer. Ms. Chang is EarthNetMedia's on-air talent. Ms. Chang has an extensive background in art, and holds a Master of Arts Degree in Environmental Design from the University of California, Los Angeles.

Prior to founding EarthNetMedia and Pac Pacific, Ms. Chang was a leading Creative Interior Architect and Environmental Designer. She is internationally acclaimed for her work in interior architectural design and her works have been published in major architectural books and international magazines. Her client list included Rod Stewart, Hugh Hefner, Merv Adelson, Frank Wells, Gordon Stulberg, and numerous other celebrities and nationally known corporate executives. Ms. Chang is an artist and has exhibited her original paintings throughout the U.S.

Ms. Chang has been featured on China Central Television as one of the most outstanding designers in the world. She is involved in every phase of the production of EarthNetMedia's television series programming including their creation, conceptual development, programming, writing, producing, directing and hosting.

_________________________________


Mr. Felizian (Phil) Paul, co-founded EarthNetMedia in April 2000 and has served as Chairman of the Board and Treasurer since its inception. In 1995, Mr. Paul co-founded Pac Pacific Group International, a U.S. export company of goods to China, and served as its Chairman of the Board and Treasurer. Prior to founding EarthNetMedia and its predecessor company, Pac Pacific Group International, Mr. Paul was Founder and President of Pac Pacific Constructors, Inc., a successful construction and development company based in Los Angeles. Mr. Paul's company was a constructor of industrial complexes and numerous residential development projects including a 960-unit condominium complex, the Playboy Mansion West, the Sheraton Miramar renovation and addition in Santa Monica, the Six Flags Magic Mountain Spiliken's Corner, the Panda Pavilion at the Los Angeles Zoo and the Arco Seminar center in Santa Barbara, California.


Mr. Paul has received proclamations from the State of California and from the City of Los Angeles for his contribution to the economy and to the construction industry. From 1981 to 1990, Mr. Paul has served on the Board of Directors of the Building Industry Association of Los Angeles, the Building Industry Association of the State of California, and recently has served on the Board of Directors of the World Research Foundation.


During his career he has established many business relationships within the European, China and U.S. business communities.

_________________________________


Mr. Marvin S. Berger has served as EarthNetMedia's Executive Vice President and Chief Financial Officer since December 2000. Prior to joining the Company, Mr. Berger was Executive Vice President of Business Development at Webzter Corporation, an e-business architect/development company in 2000. Prior to that, he was Executive Vice President at MedCom USA, a healthcare industry billing company and Chief Operating Officer of MedCom's JustMed.com e-commerce subsidiary. Previously, Mr. Berger was Vice President of Sales - Special Accounts at SmarTalk Teleservices, a prepaid phone card company.

Mr. Berger holds an MBA Degree from the Amos Tuck School of Business Administration, Dartmouth College, where he was designated an Amos Tuck Scholar for scholastic achievement, and a BS degree in Electrical Engineering from the Worcester Polytechnic Institute. Mr. Berger has been a volunteer consultant for the Small Business Administration and a recurring panelist for the MIT Enterprise Forum.

_________________________________



Ms. Angi Ma has served as EarthNetMedia's Corporation Secretary and Creative Director for Television Show Production since its inception in April 2000. Prior to that, Ms. Ma studied at the University of California at Santa Cruz majoring in studio/fine art and biology.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of EarthNetMedia's common stock as of February 1, 2001 and as adjusted to reflect the sale of the Units offered hereby by:

- each person or entity who is known by EarthNetMedia to beneficially own more than 5% of EarthNetMedia's outstanding common stock;

- the CEO, each of the Named Executive Officers and each of EarthNetMedia's directors; and

- all executive officers and directors as a group.

Unless otherwise indicated, the address for each of the named individuals is c/o EarthNetMedia, Inc., 222 Amalfi Drive, Santa Monica, California 90402. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the table is based on 5,897,000 shares of common stock outstanding as of February 13, 2001 and shares outstanding immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To the extent that any shares are issued upon exercise of options, Warrants or other rights to acquire EarthNetMedia's capital stock that are presently outstanding or granted in the future or reserved for future issuance under EarthNetMedia's stock plans, there will be further dilution to new private investors.




                                                       SHARES BENEFICIALLY OWNED
                                            ------------------------------------
                                                                 AFTER OFFERING-
                                       PRIOR TO      AFTER        ALL WARRANTS
                                       OFFERING     OFFERING        EXERCISED
                                       --------     --------     ---------------
                          NUMBER       PERCENT      PERCENT         PERCENT
                          ------       -------      -------         -------

THE CEO, NAMED EXECUTIVE OFFICERS AND DIRECTORS:

Alie Chang               2,631,000      44.5%        43.7%           26.2%
Felizian  Paul           2,626,000      44.6%        43.8%           26.3%

STOCK OPTION PLANS

2001 STOCK OPTION PLAN


EarthNetMedia is in the process of implementing an Incentive Stock Option Plan (the "2001 Option Plan"), which shortly will be presented to the Board of Directors and a majority of the shareholders of EarthNetMedia.. A total of 1,000,000 shares of Common Stock are reserved for issuance under the 2001 Option Plan. The 2001 Option Plan will provide for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and for the granting to employees and consultants of nonstatutory stock options. The 2001 Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee shall satisfy the applicable requirements of Section 16 of the Exchange Act and the Code. The Administrator will determine the terms of options granted under the 2001 Option Plan, including the number of shares subject to the option, exercise price, term and the rate at which the options become exercisable. The exercise price of all incentive stock options granted under the 2001 Option Plan must be at least equal to the fair market value of the Common Stock of EarthNetMedia on the date of grant. The exercise price of all nonstatutory stock options must equal at least 75% of the fair market value of the Common Stock on the date of grant other than those granted to certain executive officers of EarthNetMedia which must have an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant. The exercise price of any stock option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of EarthNetMedia must equal at least 100% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including cash and promissory notes. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of EarthNetMedia, the term of the option is limited to five years or less. The term of all other options may not exceed ten years. If not terminated earlier, the 2001 Option Plan will terminate in 2011. The Administrator has the authority to amend or terminate the 2001 Option Plan as long as such action does not adversely affect any outstanding options. In the event of a proposed sale of all or substantially all of EarthNetMedia's assets, or a merger of EarthNetMedia with or into another corporation, each option will be assumed or an equivalent option substituted by the successor corporation, unless the Administrator determines, in the exercise of its sole discretion, that the optionee will have the right to exercise the option as to some or all of the shares of stock covered by the option, including shares as to which the option would not otherwise be exercisable, in which case each option will be exercisable for 30 days from the date of notice of such determination.

2001 DIRECTORS' STOCK OPTION PLAN


EarthNetMedia is in the process of implementing a 2001 Directors' Stock Option Plan (the "Directors' Plan"), which will be presented to the Board of Directors and hopefully approved by a majority of the stockholders of EarthNetMedia. A total of 500,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. The Directors' Plan provides for the grant of no statutory stock options to no employee directors of EarthNetMedia. The Directors' Plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the Board of Directors. The Directors' Plan provides that each person who is a no employee director of EarthNetMedia upon joining the Board of Directors, shall be granted a no statutory stock option to purchase 5,000 shares of Common Stock (the "First Option"). Thereafter, on January 1 of each year commencing January 1, 2002, each no employee director shall be automatically granted an additional option to purchase 1000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on EarthNetMedia's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option; each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of EarthNetMedia's Common Stock on the date of grant of the option less 25%. Options granted under the Directors' Plan have a term of ten years. In the event of the dissolution or liquidation of EarthNetMedia, a sale of all or substantially all of the assets of EarthNetMedia, the merger of EarthNetMedia with or into another corporation, each option will be assumed or an equivalent option substituted by the successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion, that the employee will have the right to exercise the option as to some or all of the shares of stock covered by the option, including shares as to which the option would not otherwise be exercisable, in which case each option will be exercisable for 30 days from the date of notice of such determination.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND REPORTS OF OPERATION


EarthNetMedia has not had any revenues for the period ending December 31, 2000. During FY 2000, EarthNetMedia's primary objective was to develop a television medium presence in the China broadcast media market and to promote consumer awareness of Alie Chang. To effect this presence, EarthNetMedia entered into an agreement with Beijing TV in which Beijing TV agreed to broadcast EarthNetMedia-produced and supplied programs free of charge. A provision of this agreement was that Beijing TV would provide EarthNetMedia 45 seconds of advertising time during each broadcast to promote EarthNetMedia's lifestyle products. Profits from the sale of these products would be shared equally between EarthNetMedia and Beijing TV. Since EarthNetMedia has not yet introduced product lines, no revenue has been derived thus far from this agreement and, as such, it had no impact on Y2000 financial statements.

EarthNetMedia produced fifty-two 5-minute Art of Living U.S. lifestyle television programs. The first show was test broadcasted on Beijing TV in November 1999, and the other programs began broadcasting regularly three times a week starting in January 2000 Increased demands for expanded television program production and for the development of new television programs for the China market have increased EarthNetMedia's requirements for capital. Therefore, EarthNetMedia's cash needs continue, and whenever cash is required, Alie Chang and Phil Paul have it. EarthNetMedia will attempt to raise additional funds during FY 2001.

EarthNetMedia is currently producing fifty-two more 10-minute ART OF LIVING segments for Beijing TV to be broadcast in 2001. Additionally, EarthNetMedia is producing fifty-two 30-minute ART OF LIVING segments for broadcast on 50 cable TV stations in China beginning Fall 2001. EarthNetMedia anticipates receiving revenues from (i) program sponsors and (ii) advertisers for the cable programs during FY 2001. Additional revenues are anticipated from advertisers from the syndication of National Geographic Television's programs to CCTV in FY 2001.

In addition to existing library of programs, EarthNetMedia is currently producing fifty-two additional 5-minute ART OF LIVING segments for Beijing TV to be broadcast in 2001. Additionally, EarthNetMedia is producing fifty-two 30-minute ART OF LIVING segments for broadcast on 50 cable TV stations in China beginning Fall 2001. EarthNetMedia anticipates receiving revenues from (i) program sponsors and (ii) advertisers for the cable programs during FY 2001. Additional revenues are anticipated from advertisers from the syndication of National Geographic Television's programs to CCTV in FY 2001.

With our growing need to expand production, EarthNetMedia anticipates purchasing additional video production equipment during the next twelve months.

EarthNetMedia has two employees. EarthNetMedia expects hiring additional employees in the next 12 months for video production, operations, business development, marketing, sales, accounting and management. Such personnel will be located in China, Europe and the US.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company is obligated for $300,000 under an unsecured loan agreement to Phil Paul, Chairman of the Board, and Alie Chang, President and Chief Executive Officer. The note bears interest at 8% from inception, May 14, 2000. One half of the principal ($150,000) shall be paid by EarthNetMedia twelve months after the date the SEC declares this filing effective and the remaining principal shall be due and payable twenty-four months following the date the SEC declares this filing effective. Interest shall be paid concurrently with the payment of the last principal amount.

DESCRIPTION OF OFFERING

COMMON STOCK

Upon completion of this offering, our authorized and issued capital stock will consist of 9,997,000 shares of common stock, $0.001 par value. The following summary of certain provisions of the common stock is subject to, and qualified in its entirety by EarthNetMedia's Certificate of Incorporation and Bylaws and by the provisions of applicable law.


As of August 8, 2001, there were 5,897,000 shares of common stock outstanding held of record by 8 stockholders. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board from time to time may determine in its sole discretion. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized by EarthNetMedia's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of EarthNetMedia, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation of any preferred stock. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, upon payment therefore, duly and validly issued, fully paid and non-assessable.


UNITS

Each Unit consists of one share of Common Stock (the "Common Stock"), $0.001 par value ("Share"), coupled with 10 Class A Warrants, 10 Class B Warrants, 10 Class C Warrants and 10 Class D Warrants (the "Warrants"). The offering price for each Unit will be $1.00.


WARRANTS

After 100,000 Units are sold, the Warrants shall be immediately separately transferable from the Common Stock.


Each A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.50 at any time until three months from the date the SEC declares this filing effective.

Each B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.75 at any time until six months from the date the SEC declares this filing effective.

Each C Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00 at any time until nine months from the date the SEC declares this filing effective.

Each D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.25 at any time until twelve months from the date the SEC declares this filing effective.


The Warrant Agreement provides for adjustment of the exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants to protect Warrantholders against dilution upon the occurrence of certain events, including stock dividends, stock splits, reclassification, and any combination of Common Stock, or the merger, consolidation, or disposition of substantially all the assets of EarthNetMedia.

The Warrants may be exercised upon surrender of the certificate therefore on or prior to the expiration date at the offices of the Transfer Agent, with the form of "Election to Purchase" properly completed and executed as indicated, accompanied by payment of the full exercise price (by certified or cashier's check payable to the order of EarthNetMedia, Inc.) for the number of Warrants being exercised.


EXPERTS

ACCOUNTANTS

The financial statements and schedules of EarthNetMedia, Inc. included in this prospectus and elsewhere in the registration statement have been audited by John
P. Semmens, CPA, 24501 Del Prado, Suite A, Dana Point, CA 92629, an independent public accountant as indicated in his reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


LEGAL MATTERS

The legality of the units offered under this prospectus will be passed upon for EarthNetMedia by Mr. James Trodden, Attorney at Law, San Juan Capistrano, California.

FINANCIAL DATA


The audited and interim financial statements and notes presented below are for the periods and dates indicated, and should be read in conjunction with the financial statements and notes thereto included.


INDEX TO AUDITED FINANCIAL STATEMENTS


Auditor'S Report.............................................................44
Balance Sheet................................................................45
Statement of Income and Expense..............................................47
Statement of Cash Flows......................................................48

Statement of Stockholders' Equity............................................49
Issuance of Stock for Services...............................................50
Notes to Financial Statements................................................52

                               EARTHNETMEDIA, INC.
                         ( A DEVELOPMENT STAGE COMPANY )

                          AUDITED FINANCIAL STATEMENTS

                      TWELVE MONTHS ENDED DECEMBER 31, 2000
















                                 John P. Semmens CPA, A Professional Corporation
                                                         24501 Del Prado Suite A
                                                    Dana Point, California 92629

                                                                  (949) 496-8800

                                                                  August 6, 2001

Independent Auditor's Report

Board of Directors and Stockholders
EarthNetMedia, Inc.

We have audited the accompanying balance sheet of EarthNetMedia, Inc. as of December 31, 2000, and the related statements of income, retained earnings, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EarthNetMedia, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

August 6, 2001


/s/ JOHN P SEMMENS CPA
----------------------
John P Semmens CPA
Dana Point, California

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


                                     ASSETS
                                                    DECEMBER 31,
                                                        2000
                                                    ------------
CURRENT ASSETS
     Cash in banks                                       1,254
                                                     ---------
                          TOTAL CURRENT ASSETS           1,254

PROPERTY AND EQUIPMENT
    Transportation equipment                            58,500
    Office equipment                                     4,039
    TV production equipment                            104,082
     Accumulated depreciation                          (34,080)
                                                     ---------
                      NET PROPERTY & EQUIPMENT         132,541
OTHER ASSETS
    Library of Television Programs                   5,790,000
    Development costs                                  447,203
    Organizational costs                                25,000
                                                     ---------
                            TOTAL OTHER ASSETS       6,262,203
                                                     ----------
TOTAL ASSETS                                         6,395,998
                                                     =========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


                              LIABILITIES & EQUITY
                                                      DECEMBER 31,
                                                          2000
                                                      ------------
CURRENT LIABILITIES

     Accrued interest payable                              15,400
                                                       ----------
                        TOTAL CURRENT LIABILITIES          15,400

LONG-TERM LIABILITY
     Officers note payable                                300,000
                                                       ----------
                       TOTAL LONG-TERM LIABILITIES        300,000
                                                       ----------
TOTAL LIABILITIES                                         315,400

STOCKHOLDER'S EQUITY
     Common stock - authorized
       50,000,000 shares at .001 par value;
       issued and outstanding 5,897,000 shares              5,897
     Additional paid-in capital                         6,148,663
     Deficit accumulated during the
       development stage                                  (73,962)
                                                       ----------
                      TOTAL STOCKHOLDER'S EQUITY        6,080,598
                                                       ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                6,395,998
                                                       ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF INCOME AND EXPENSE

             INCEPTION ( APRIL 11, 2000 ) THROUGH DECEMBER 31, 2000

                                                                          2000
                                                                           $
                                                                          ----
REVENUES
     Revenues                                                                 0
                                                                      ---------
                                                       NET REVENUES           0

OPERATING EXPENSES

     Automobile expenses                                                  3,313
     Bank charges                                                           275
     Contract labor                                                       2,750
     Depreciation                                                        34,080
     Filing fees                                                            300
     Interest                                                            15,400
     Professional fees                                                   14,950
     Supplies                                                                18
     Telephone                                                            1,871
     Travel                                                                 185
     Utilities                                                              820
                                                                      ---------
                                           TOTAL OPERATING EXPENSES      73,962
                                                    TAXES ON INCOME           0
                                                                      ---------
                                                  NET INCOME (LOSS)     (73,962)
                                                                      =========
Weighted average common shares outstanding                            4,629,653
                                                                      ---------
Earnings (loss) per common share                                        (0.0160)
                                                                      =========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF CASH FLOWS

             INCEPTION ( APRIL 11, 2000 ) THROUGH DECEMBER 31, 2000

                                                             2000
                                                              $
                                                           ---------
CASH FLOWS FROM OPERATING ACTIVITY
     Net Income (Loss)                                       (73,962)
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                       34,080
          Accrued interest                                    15,400
                                                           ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                    (24,482)
                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
          Officers note payable                              300,000
          Issuance of common stock                             5,897
          Additional paid-in capital                       6,148,663
                                                           ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  6,454,560
                                                           ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES
          Purchase of library of television programs       5,790,000
          Development costs                                  447,203
          Purchase of property and equipment                 166,621
          Organizational costs                                25,000
                                                           ---------
NET CASH USED FOR INVESTING ACTIVITIES                     6,428,824
                                                           ---------
CASH INCREASE FOR THE PERIOD                                   1,254

CASH, BEGINNING OF YEAR                                            0
                                                           ---------
CASH, END OF YEAR                                              1,254
                                                           =========



EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF STOCKHOLDERS' EQUITY

INCEPTION ( APRIL 11, 2000 ) THROUGH DECEMBER 31, 2000


                                      Total Shares     (Par Value)     Additional      Deficit Accumu-           Total
                                       Issued and        Common         Paid-In       lated During Deve-     Stockholders'
                                       Outstanding        Stock         Capital         lopment Stage           Equity
                                      ------------     -----------     ----------     ------------------     -------------

Asset purchase of Pac
 Pacific Group International, Inc.
 May 25, 2000                            2,002,000           2,002      5,656,076                               5,658,078


Additional issuance of contingent
 shares for Pac Pacific Group
 International, Inc. June 1, 2000        3,255,000           3,255         (3,255)                                      0


Issuance of shares for services            640,000             640        415,610                                 416,250



Additional capital infusion                                                80,232                                  80,232


Net (loss) 12/31/2000                                                                            (73,962)         (73,962)
                                      ------------     -----------     ----------     ------------------     -------------
Balance December 31, 2000                5,897,000           5,897      6,148,663                (73,962)        6,080,598
                                      ============     ===========     ==========     ==================     =============




EARTHNETMEDIA, INC.

ISSUANCE OF STOCK FOR SERVICES


   Date   Number of                     Dollars    Unit     Number     Total                                    Common Additional
  Shares    Shares   Recipient            per       of        of       Value                          Amount    Stock     Paid-In
  Issued    Issued   Function            Hour     Measure    Hours   Assigned    Account Charges      Charged   (Par)     Capital
  ------    ------   --------           -------   -------    -----   --------    ---------------      -------   -----     -------

                                                                                Development cost:
12/12/00   100,000   James Trodden         250      Hours      500    125,000   legal *               100,000     100     124,900
                     (Legal)                                                    Organization cost**    25,000

                                                                                Development cost:
12/12/00     5,000   Max Ma                  15     Hours    1,000     15,000   editing *              15,000       5      14,995
                     (Editor)

                                                                                Professional fees:
12/12/00    10,000   Marvin Berger           75     Hours      150     11,250   accounting             11,250      10      11,240
                     (CFO)

                                                                                Development costs:
12/12/00    25,000   Angie Ma                50     Hours      300    15,000    graphics *             15,000      25      14,975
                     (Graphic Artist)

                                                                                Development costs:
6/14/00    250,000   The James Group,      0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Ltd ( Consultants)
                                                                                Development costs:
8/15/00    250,000   Reinhardt & Assoc.    0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Inc. ( Consultants)

Totals     640,000                                                    416,250                         416,250     640     415,610


 * Development cost to be amortized over 60 months - commencing January 1, 2001

** Organization cost to be amortized over 60 months - commencing January 1, 2001


EARTHNETMEDIA, INC.
Weighted Average Number of Shares
12/31/00

Date of                                    Number    Days Out-           Days
Issuance           Beneficiary           of Shares   standing          Shares

05/2/00    Alie Chang/Felizian Paul          2,000         244         488,000

05/25/00   Alie Chang/Felizian Paul      2,000,000         221     442,000,000

06/1/00    Alie Chang/Felizian Paul      3,255,000         214     696,570,000

06/14/00   The James Group, Ltd            250,000         201      50,250,000

08/15/00   Reinhardt & Assoc., Inc.        250,000         139      34,750,000

12/12/00   James A Trodden                 100,000          20       2,000,000

12/12/00   Angi Ma                          25,000          20         500,000

12/12/00   Max Ma                            5,000          20         100,000

12/12/00   Marvin Berger                    10,000          20         200,000

           Totals                        5,897,000               1,226,858,000

           Total Number of Days
           4/11/00 to 12/31/00                                             265

           Weighted Shares Outstanding                               4,629,653

EARTHNETMEDIA, INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.  HISTORY AND ORGANIZATION OF THE COMPANY

     EarthNetMedia, Inc. is a producer of television programming for both the Chinese and English media markets. EarthNetMedia, Inc. was originally organized as a Nevada Corporation on April 11, 2000 and is currently based in Santa Monica, California. EarthNetMedia, Inc's principal television programming is directed at the home improvement market in China. The Company's assets consist primarily of its library of English and Chinese Television Programs.

     On May 25, 2000, Pac Pacific Group, International, Inc., a privately held California corporation, sold all its assets and liabilities for the shares of EarthNetMedia, Inc. This transaction was accounted for as a purchase pursuant to APB Number 16.

     The Company is currently authorized to issue up to 50,000,000 shares of common stock, $ 0.001 par value. As of December 31, 2000, 5,897,000 shares of common stock were issued and outstanding.

     The Company has been in a development stage since its inception April 2000. The Company has accumulated approximately 80 television shows since its inception. These television shows have been appraised at a value of approximately $ 5,790,000 on May 25, 2000, the date of acquisition.

2.  ACCOUNTING POLICIES AND PROCEDURES

     The financial statements of the Company are prepared using the accrual basis of accounting.

     Property and equipment are carried at cost. Depreciation is computed using straight-line methods for both financial reporting purposes and income tax purposes. The useful lives of property and equipment is five years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is recognized in the current period. The cost of maintenance and repairs is charged against income as incurred. Significant renewals and betterments are capitalized.

    All exchanges of common stock for services rendered, as more fully described in the Statement of Stockholders' Equity, were recorded at the fair value of the services rendered. The Company does not have definitive contracts with its management personnel as of December 31,2000, however employment agreements have been instituted in January 2001. See note 8 for further description of contractual agreements of the Company.

     The Company has not adopted any policy regarding payment of dividends. No dividends have been paid since its inception.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates.

 3.  LIBRARY OF TELEVISION PROGRAMS

     EarthNetMedia, Inc. has produced about eighty English and Chinese television programs. These financial statements have been prepared based on the appraisal valued determined by Blue Lyon United Entertainment of Beverly Hills, California. These valuations range from three-minute introductions at $ 25,000 to English shows in broadcast quality for US and international markets at $ 140,000 per show. The total value of these programs, $5,790,000, was accounted for in the asset purchase by EarthNetMedia, Inc.

4. NOTE PAYABLE OFFICERS/SHAREHOLDERS

     The Company is obligated under an unsecured loan agreement to Phil Paul and Alie Chang. The note bears interest at 8 % from its inception, May 14, 2000. One half of the principal ($ 150,000) shall be paid twelve months after the effective date of the offering by EarthNetMedia, Inc. and the remaining principal shall be due and payable twenty four months following the effective date of the offering. Interest shall be paid concurrently with the payment of the last principal amount.

     Under the provisions of the note payable, the Company has the following minimum annual payment obligations:

Notes payable
               Year Ended December 31,
------------------------------------------------------------------------

              2001                        2002               2003
              ----                        ----               ----

                0                        150,000            150,000
========================================================================


 5. GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company's current operations, however, are not sufficient to cover all of its costs. Without realization of additional capital, or creation of operational revenues, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital from qualified investors under loans and to increase the level of revenues to cover its costs. The Company has accumulated $ 73,962 of operating losses during its development stage of operations from its inception, April 11, 2000 through December 31, 2000.

6. BUSINESS COMBINATION, ADDITIONAL PAID-IN CAPITAL AND STOCK ISSUED FOR
   SERVICES

  The Company has been financed by its two shareholders since its inception during the development stage of operations. Other than the initial common stock issuance, cash and asset infusions have been accounted for as additional paid-in capital. EarthNetMedia, Inc. acquired all of the assets and liabilities of Pac Pacific Group International, Inc. on May 25, 2000. These assets were appraised and recorded on the books of EarthNetMedia, Inc., and in exchange the shareholders of Pac Pacific Group International, Inc. were given 2,200,000 shares of EarthNetMedia, Inc. On June 1,2000 the sellers of Pac Pacific Group, Inc. were given an additional 3,255,000 shares of contingent shares, contingent upon future performance of certain contracts. These contingent shares will be rescinded if the shareholders do not perform on certain contracts as explained in Note 8. Additionally these shares shall be non-voting and non transferable for a period of three years.

The assets and liabilities were recorded, and the resulting equity was recorded as additional paid-in capital in conformity with generally accepted accounting principles interpretation 13 and 14 of APB Number 16 of the Opinions of the Accounting Principles Board as a purchase. Interpretation 13 of APB states in paragraph 14-b that a corporation must issue common stock with rights identical to those of the majority class of the outstanding voting common stock in a business combination, which is recorded as a pooling of interest. Interpretation 14 of APB 16 states in paragraph 17-g that a business combination to be accounted for by the pooling of interest method a corporation may not agree to issue additional shares of stock at a later date and that contingent shares based on earnings, market price and the like require a business combination to be accounted for as a purchase. Paragraph 47-g states that the combination must be resolved at the date the plan is consummated, therefore the Company has recorded the business combination as a purchase.

  The Company issued common stock to various consultants and professionals for services rendered. These shares were valued at the most reliable measurable value of services rendered as required by SAB 98. Some of these costs were capitalized and will be amortized over their useful lives, while other costs were expensed during the period and charged to operations.

 7. DEVELOPMENT COSTS, ORGANIZATIONAL COSTS AND AMORTIZATION

  The Company has incurred additional development costs since acquiring the television library. These costs will be capitalized until the television shows go into production. Additionally, the Company incurred organizational costs, which will be amortized over sixty months on a straight-line basis commencing January 1, 2001. The Company will amortize the development costs over a sixty-month period commencing with the production of revenues.

8. CONTRACTUAL AGREEMENTS

  The Company has several contractual agreements with its key employees and other entities as follows:

EMPLOYMENT AGREEMENT - Ms. Alie Chang - President and Chief Executive Officer, commencing January 1, 2001 at the rate of $ 15,000 monthly for a term of five years ending December 31, 2006

EMPLOYMENT AGREEMENT - Marvin S Berger - Executive Vice President and Chief Financial Officer, commencing January 12, 2001 at the rate of $ 8,000 monthly for a term of one year ending January 11, 2002.

NGT, INC. D/B/A NATIONAL GEOGRAPHIC TELEVISION - There exist a Memorandum of Understanding to distribute certain National Geographic branded programs for unencrypted terrestrial TV transmission in the People's Republic of China. NGCA will provide to CCTV, China Central Television, in each week of the Term 30 minutes of National Geographic branded programs for a total of 26 hours in the aggregate for each 12-month period. The initial trial period will be November 5,2000 to November 4, 2001. NGCA shall be solely responsible for selling sponsorships and airtime for the Programs. NGCA shall be solely responsible for collecting the Gross Ad Revenues. EarthNetMedia, Inc. is to receive 35 % of the Net Ad Revenue. There has been no revenues produced as of December 31, 2000 and therefore no accounting has been included in the attached financial statements.

RELIANCE ASIA DEVELOPMENT LTD AND JAMES R GU - an agreement to produce the program series "Passage To Future." EarthNetMedia's responsibility is to collect technical information, "B" roll film and obtaining 80 % of all the funding for the program (including advertising and corporate sponsors) over the 52 episodes. EarthNetMedia is responsible to distribute the monies so obtained to CCTV, the production team, and all parties of the agreement. Once CCTV has been paid its production expenses and the production unit has been paid its production costs per the approved budget, the profit will be split as follows: Reliance 50 %; EarthNetMedia 40 % and James R Gu 10 %. As of December 31, 2000 there has been no revenues or expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING TELEVISION STATION " HOME SWEET HOME " PROGRAM - an agreement to provide programming each week a 3 to 5 minute segment by US Designer Alie Chang. EarthNetMedia owns the copyrights outside of China and also the right of all footage of the program within China. EarthNetMedia will provide the programming starting September 1, 2000 for a term of one year. Beijing Television Station will provide EarthNetMedia 45 seconds of advertising spot, billboard and display Web site address during the broadcast of the program as compensation for the cost of program production. The product sold via this TV program and economic benefit generated as a result of this broadcasting shall be divided 50-50 after cost of the product and the operation. As of December 31, 2000 there has been no revenues nor expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING BETC ADVERTISING LTD - a memorandum of understanding to produce and distribute television programs, 30 minutes long and a total of 52 episodes yearly. EarthNetMedia Inc. is responsible for all camera shootings and material preparation in the United States. BETC guarantees timely delivery of completed programs on broadcasting tapes. EarthNetMedia, Inc. is responsible for all necessary expenses associated with producing the program. The copyright of the program belongs to EarthNetMedia, Inc. EarthNetMedia, Inc. is responsible for obtaining advertising and sponsorship for the program and these revenues will not be lower than what is estimated by BETC. 25 % of the total advertising revenues will be distributed to BETC as compensation.

INDEX TO Q1 FINANCIAL STATEMENTS
Accountant's Q1 Review report...............................................58
Balance Sheet...............................................................59
Statement of Income and Expense.............................................61
Statement of Cash Flows.....................................................62
Statement of Stockholders' Equity...........................................63
Issuance of Stock for Services..............................................64
Notes to Financial Statements...............................................66

                               EARTHNETMEDIA, INC.
                         ( A DEVELOPMENT STAGE COMPANY )

                          REVIEWED FINANCIAL STATEMENTS

                        THREE MONTHS ENDED MARCH 31, 2001
















                                 John P. Semmens CPA, A Professional Corporation
                                                         24501 Del Prado Suite A
                                                    Dana Point, California 92629

                                                                  (949) 496-8800

                                                                  August 6, 2001

EarthNetMedia, Inc.
Santa Monica, California

Gentlemen,

We have reviewed the accompanying balance sheet of EarthNetMedia, Inc as of March 31, 2001, and the related statements of income and expenses and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

August 6, 2001


/s/ JOHN P SEMMENS CPA
----------------------
John P Semmens CPA
Dana Point, California

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


ASSETS
                                                                       MARCH 31,
                                                                         2001
CURRENT ASSETS
     Cash in banks                                                        4,109
                                                                      ----------
                                           TOTAL CURRENT ASSETS           4,109

PROPERTY AND EQUIPMENT
    Transportation equipment                                             58,500
    Office equipment                                                      4,509
    TV production equipment                                             106,683
     Accumulated depreciation                                           (43,253)
                                                                      ----------
                                       NET PROPERTY & EQUIPMENT         126,439
OTHER ASSETS
    Library of Television Programs                                    5,790,000
    Development costs                                                   463,665
    Organizational costs                                                 25,000
    Amortization of organizational costs                                 (1,250)
                                                                      ----------
                                             TOTAL OTHER ASSETS       6,277,415
                                                                      ----------
TOTAL ASSETS                                                          6,407,963
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


LIABILITIES & EQUITY
                                                                       MARCH 31,
                                                                         2001
CURRENT LIABILITIES

     Accounts payable                                                     6,147
     Accrued salaries                                                    66,161
     Accrued interest payable                                            21,400
     Officers short term financing                                       59,786
                                                                      ----------
                                          TOTAL CURRENT LIABILITIES     153,494

LONG-TERM LIABILITY
     Officers note payable                                              300,000
                                                                      ----------

                                        TOTAL LONG-TERM LIABILITIES     300,000
                                                                      ----------

TOTAL LIABILITIES                                                       453,494

STOCKHOLDERS' EQUITY
     Common stock - authorized
       50,000,000 shares at .001 par value;
       issued and outstanding 5,897,000 shares                            5,897
     Additional paid-in capital                                       6,148,663
     Deficit accumulated during the
       development stage                                               (200,091)
                                                                      ----------
                                         TOTAL STOCKHOLDERS' EQUITY   5,954,469
                                                                      ----------
  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                            6,407,963
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF INCOME AND EXPENSE

THREE MONTHS ENDED MARCH 31, 2001
                                                                           $
REVENUES
     Revenues                                                                 0
                                                                      ----------
                                                      NET REVENUES            0

OPERATING EXPENSES
     Amortization of organization cost                                    1,250
     Automobile expenses                                                    922
     Bank charges                                                         1,598
     Computer expense                                                     2,020
     Depreciation                                                         9,173
     Entertainment                                                        2,092
     Equipment rental                                                       271
     Filing fees                                                          1,125
     Interest                                                             6,000
     Internet                                                               124
     Office lease                                                        20,400
     Meals production crew                                                  298
     Miscellaneous                                                        2,216
     Office expenses                                                        160
     Officers salaries                                                   66,161
     Outside services                                                       890
     Postage and delivery                                                   518
     Professional fees                                                    4,619
     Repairs and maintenance                                                756
     Storage                                                                240
     Supplies                                                             1,115
     Telephone                                                            2,384
     Travel                                                               1,797
                                                                      ----------
                                          TOTAL OPERATING EXPENSES      126,129

                                                   TAXES ON INCOME            0
                                                                      ----------
                                                 NET INCOME (LOSS)     (126,129)
                                                                      ==========
Weighted average common shares outstanding                            5,897,000
                                                                      ----------

Earnings (loss) per common share                                        (0.0214)
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2001



                                                                           $
CASH FLOWS FROM OPERATING ACTIVITY
     Net Income (Loss)                                                 (126,736)
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                                  10,423
          Accrued salaries                                               69,000
          Accounts payable                                                9,223
          Accrued interest                                                6,000
                                                                      ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                               (32,090)
                                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
          Officers short term financing                                  47,839

                                                                      ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                47,839
                                                                      ----------

CASH FLOWS USED FOR INVESTING ACTIVITIES

          Development costs                                              10,362
          Purchase of property and equipment                              6,000

                                                                      ----------

NET CASH USED FOR INVESTING ACTIVITIES                                    16,362
                                                                      ----------

CASH INCREASE FOR THE PERIOD                                               (613)

CASH, BEGINNING OF PERIOD                                                  4,109
                                                                      ----------
CASH, END OF PERIOD                                                        3,496
                                                                      ==========



                 EARTHNETMEDIA, INC.
           ( A DEVELOPMENT STAGE COMPANY )
          STATEMENT OF STOCKHOLDERS' EQUITY

INCEPTION ( APRIL 11, 2000 ) THROUGH MARCH 31, 2001


                                      Total Shares    (Par Value)    Additional      Deficit Accumu-           Total
                                       Issued and       Common        Paid-In       lated During Deve-     Stockholders'
                                      Outstanding        Stock        Capital         lopment Stage           Equity
                                      --------------------------------------------------------------------------------------

Asset purchase of Pac
 Pacific Group International, Inc.
 May 25, 2000                            2,002,000         2,002      5,656,076                              5,658,078


Additional issuance of contingent
 shares for Pac Pacific Group
 International, Inc. June 1, 2000        3,255,000         3,255         (3,255)                                     0


Issuance of shares for services            640,000           640        415,610                                416,250


Additional capital infusion                                              80,232                                 80,232


Net (loss) 12/31/2000                                                                      (73,962)            (73,962)
                                      -------------------------------------------------------------------------------------
Balance December 31, 2000                5,897,000         5,897      6,148,663            (73,962)          6,080,598

Net (loss) 3/31/2001                                                                      (126,129)           (126,129)
                                      -------------------------------------------------------------------------------------
Balance March 31, 2001                   5,897,000         5,897      6,148,663           (200,091)          5,954,469
                                      =====================================================================================




EARTHNETMEDIA, INC.

ISSUANCE OF STOCK FOR SERVICES


   Date   Number of                     Dollars    Unit     Number     Total                                    Common Additional
  Shares    Shares   Recipient            per       of        of       Value                          Amount    Stock     Paid-In
  Issued    Issued   Function            Hour     Measure    Hours   Assigned    Account Charges      Charged   (Par)     Capital
  ------    ------   --------           -------   -------    -----   --------    ---------------      -------   -----     -------

                                                                                Development cost:
12/12/00   100,000   James Trodden         250      Hours      500    125,000   legal *               100,000     100     124,900
                     (Legal)                                                    Organization cost**    25,000

                                                                                Development cost:
12/12/00     5,000   Max Ma                  15     Hours    1,000     15,000   editing *              15,000       5      14,995
                     (Editor)

                                                                                Professional fees:
12/12/00    10,000   Marvin Berger           75     Hours      150     11,250   accounting             11,250      10      11,240
                     (CFO)

                                                                                Development costs:
12/12/00    25,000   Angie Ma                50     Hours      300    15,000    graphics *             15,000      25      14,975
                     (Graphic Artist)

                                                                                Development costs:
6/14/00    250,000   The James Group,      0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Ltd ( Consultants)
                                                                                Development costs:
8/15/00    250,000   Reinhardt & Assoc.    0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Inc. ( Consultants)

Totals     640,000                                                    416,250                         416,250     640     415,610


 * Development cost to be amortized over 60 months - commencing January 1, 2001

** Organization cost to be amortized over 60 months - commencing January 1, 2001


EARTHNETMEDIA, INC.
Weighted Average Number of Shares
12/31/00

Date of                                    Number    Days Out-           Days
Issuance           Beneficiary           of Shares   standing          Shares

05/2/00    Alie Chang/Felizian Paul          2,000         244         488,000

05/25/00   Alie Chang/Felizian Paul      2,000,000         221     442,000,000

06/1/00    Alie Chang/Felizian Paul      3,255,000         214     696,570,000

06/14/00   The James Group, Ltd            250,000         201      50,250,000

08/15/00   Reinhardt & Assoc., Inc.        250,000         139      34,750,000

12/12/00   James A Trodden                 100,000          20       2,000,000

12/12/00   Angi Ma                          25,000          20         500,000

12/12/00   Max Ma                            5,000          20         100,000

12/12/00   Marvin Berger                    10,000          20         200,000

           Totals                        5,897,000               1,226,858,000

           Total Number of Days
           4/11/00 to 12/31/00                                             265

           Weighted Shares Outstanding                               4,629,653

EARTHNETMEDIA, INC. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. HISTORY AND ORGANIZATION OF THE COMPANY

     EarthNetMedia, Inc. is a producer of television programming for both the Chinese and English media markets. EarthNetMedia, Inc. was originally organized as a Nevada Corporation on April 11, 2000 and is currently based in Santa Monica, California. EarthNetMedia, Inc's principal television programming is directed at the home improvement market in China. The Company's assets consist primarily of its library of English and Chinese Television Programs.

     On May 25, 2000, Pac Pacific Group, International, Inc., a privately held California corporation, sold all its assets and liabilities for the shares of EarthNetMedia, Inc. This transaction was accounted for as a purchase pursuant to APB Number 16.

     The Company is currently authorized to issue up to 50,000,000 shares of common stock, $ 0.001 par value. As of March 31, 2001, 5,897,000 shares of common stock were issued and outstanding.

     The Company has been in a development stage since its inception April 2000. The Company has accumulated approximately 80 television shows since its inception. These television shows have been appraised at a value of approximately $ 5,790,000 on May 25, 2000, the date of acquisition.

2. ACCOUNTING POLICIES AND PROCEDURES

     The financial statements of the Company are prepared using the accrual basis of accounting.

     Property and equipment are carried at cost. Depreciation is computed using straight-line methods for both financial reporting purposes and income tax purposes. The useful lives of property and equipment is five years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is recognized in the current period. The cost of maintenance and repairs is charged against income as incurred. Significant renewals and betterments are capitalized.

 All exchanges of common stock for services rendered, as more fully described in the Statement of Stockholders' Equity, were recorded at the fair value of the services rendered. The Company has obtained employment agreements from key employees in January 2001 and is obligated under several contractual agreements at March 31, 2001. See note 8 for further description of these contracts.

     The Company has not adopted any policy regarding payment of dividends. No dividends have been paid since its inception.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates.

3. LIBRARY OF TELEVISION PROGRAMS

     EarthNetMedia, Inc. has produced about eighty English and Chinese television programs. These financial statements have been prepared based on the appraisal valued determined by Blue Lyon United Entertainment of Beverly Hills, California. These valuations range from three-minute introductions at $ 25,000 to English shows in broadcast quality for US and international markets at $ 140,000 per show. The total value of these programs, $ 5,790,000, was accounted for in the asset purchase by EarthNetMedia, Inc.

4. NOTE PAYABLE OFFICERS/SHAREHOLDERS

     The Company is obligated under an unsecured loan agreement to Phil Paul and Alie Chang. The note bears interest at 8 % from its inception, May 14, 2000. One half of the principal ($ 150,000) shall be paid twelve months after the effective date of the offering by EarthNetMedia, Inc. and the remaining principal shall be due and payable twenty four months following the effective date of the offering. Interest shall be paid concurrently with the payment of the last principal amount.

     Under the provisions of the note payable, the Company has the following minimum annual payment obligations:

Notes payable
               Year Ended December 31,
------------------------------------------------------------------------

              2001                        2002               2003
              ----                        ----               ----

                0                        150,000            150,000
========================================================================


5. GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company's current operations, however, are not sufficient to cover all of its costs. Without realization of additional capital, or creation of operational revenues, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital from qualified investors under loans and to increase the level of revenues to cover its costs. The Company has accumulated $ 200,091 of operating losses during its development stage of operations from its inception, April 11, 2000 through March 31, 2001.

6. BUSINESS COMBINATION,ADDITIONAL PAID-IN CAPITAL AND STOCK ISSUED FOR SERVICES

 The Company has been financed by its two shareholders since its inception during the development stage of operations. Other than the initial common stock issuance, cash and asset infusions have been accounted for as additional paid-in capital. EarthNetMedia, Inc. acquired all of the assets and liabilities of Pac Pacific Group International, Inc. on May 25, 2000. These assets were appraised and recorded on the books of EarthNetMedia, Inc., and in exchange the shareholders of Pac Pacific Group International, Inc. were given 2,200,000 shares of EarthNetMedia, Inc. On June 1,2000 the sellers of Pac Pacific Group, Inc. were given an additional 3,255,000 shares of contingent shares, contingent upon future performance of certain contracts. These contingent shares will be rescinded if the shareholders do not perform on certain contracts as explained in Note 8. Additionally these shares shall be non-voting and non transferable for a period of three years.

The assets and liabilities were recorded, and the resulting equity was recorded as additional paid-in capital in conformity with generally accepted accounting principles interpretation 13 and 14 of APB Number 16 of the Opinions of the Accounting Principles Board as a purchase. Interpretation 13 of APB states in paragraph 14-b that a corporation must issue common stock with rights identical to those of the majority class of the outstanding voting common stock in a business combination, which is recorded as a pooling of interest. Interpretation 14 of APB 16 states in paragraph 17-g that a business combination to be accounted for by the pooling of interest method a corporation may not agree to issue additional shares of stock at a later date and that contingent shares based on earnings, market price and the like require a business combination to be accounted for as a purchase. Paragraph 47-g states that the combination must be resolved at the date the plan is consummated, therefore the Company has recorded the business combination as a purchase.

 The Company issued common stock to various consultants and professionals for services rendered. These shares were valued at the most reliable measurable value of services rendered as required by SAB 98. Some of these costs were capitalized and will be amortized over their useful lives, while other costs were expensed during the period and charged to operations.

 7. DEVELOPMENT COSTS, ORGANIZATIONAL COSTS AND AMORTIZATION

 The Company has incurred additional development costs since acquiring the television library. These costs will be capitalized until the television shows go into production. Additionally, the Company incurred organizational costs, which will be amortized over sixty months on a straight-line basis commencing January 1, 2001. The Company will amortize the development costs over a sixty-month period commencing with the production of revenues.

8. CONTRACTUAL AGREEMENTS

 The Company has several contractual agreements with its key employees and other entities as follows:

EMPLOYMENT AGREEMENT - Ms. Alie Chang - President and Chief Executive Officer, commencing January 1, 2001 at the rate of $ 15,000 monthly for a term of five years ending December 31, 2006

EMPLOYMENT AGREEMENT - Marvin S Berger - Executive Vice President and Chief Financial Officer, commencing January 12, 2001 at the rate of $ 8,000 monthly for a term of one year ending January 11, 2002.

NGT, INC. D/B/A NATIONAL GEOGRAPHIC TELEVISION - There exist a Memorandum of Understanding to distribute certain National Geographic branded programs for unencrypted terrestrial TV transmission in the People's Republic of China.

NGCA will provide to CCTV, China Central Television, in each week of the Term 30 minutes of National Geographic branded programs for a total of 26 hours in the aggregate for each 12-month period. The initial trial period will be November 5,2000 to November 4, 2001. NGCA shall be solely responsible for selling sponsorships and airtime for the Programs. NGCA shall be solely responsible for collecting the Gross Ad Revenues. EarthNetMedia, Inc. is to receive 35 % of the Net Ad Revenue. There has been no revenues produced as of March 31, 2001 and therefore no accounting has been included in the attached financial statements.

RELIANCE ASIA DEVELOPMENT LTD AND JAMES R GU - an agreement to produce the program series "Passage To Future." EarthNetMedia's responsibility is to collect technical information, "B" roll film and obtaining 80 % of all the funding for the program (including advertising and corporate sponsors) over the 52 episodes. EarthNetMedia is responsible to distribute the monies so obtained to CCTV, the production team, and all parties of the agreement. Once CCTV has been paid its production expenses and the production unit has been paid its production costs per the approved budget, the profit will be split as follows: Reliance 50 %; EarthNetMedia 40 % and James R Gu 10 %. As of March 31, 2001 there has been no revenues or expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING TELEVISION STATION " HOME SWEET HOME " PROGRAM - an agreement to provide programming each week a 3 to 5 minute segment by US Designer Alie Chang. EarthNetMedia owns the copyrights outside of China and also the right of all footage of the program within China. EarthNetMedia will provide the programming starting September 1, 2000 for a term of one year. Beijing Television Station will provide EarthNetMedia 45 seconds of advertising spot, billboard and display Web site address during the broadcast of the program as compensation for the cost of program production. The product sold via this TV program and economic benefit generated as a result of this broadcasting shall be divided 50-50 after cost of the product and the operation. As of March 31, 2001 there has been no revenues nor expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING BETC ADVERTISING LTD - a memorandum of understanding to produce and distribute television programs, 30 minutes long and a total of 52 episodes yearly. EarthNetMedia Inc. is responsible for all camera shootings and material preparation in the United States. BETC guarantees timely delivery of completed programs on broadcasting tapes. EarthNetMedia, Inc. is responsible for all necessary expenses associated with producing the program. The copyright of the program belongs to EarthNetMedia, Inc. EarthNetMedia, Inc. is responsible for obtaining advertising and sponsorship for the program and these revenues will not be lower than what is estimated by BETC. 25 % of the total advertising revenues will be distributed to BETC as compensation.

INDEX TO Q2 FINANCIAL STATEMENTS
Accountant's Q2 Review report................................................72
Balance Sheet................................................................73
Statement of Income and Expense..............................................75
Statement of Cash Flows......................................................76
Statement of Stockholders' Equity............................................77
Issuance of Stock for Services...............................................78
Notes to Financial Statements................................................80

                               EARTHNETMEDIA, INC.
                         ( A DEVELOPMENT STAGE COMPANY )

                          REVIEWED FINANCIAL STATEMENTS

                        THREE MONTHS ENDED JUNE 30, 2001
















                                 John P. Semmens CPA, A Professional Corporation
                                                         24501 Del Prado Suite A
                                                    Dana Point, California 92629

                                                                  (949) 496-8800

                                                                  August 6, 2001

EarthNetMedia, Inc.

Santa Monica, California

Gentlemen,

We have reviewed the accompanying balance sheet of EarthNetMedia, Inc as of June 30, 2001, and the related statements of income and expenses and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Respectfully submitted,

August 6, 2001

/s/ JOHN P. SEMMENS CPA
-----------------------
John P. Semmens CPA

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


ASSETS
                                                                       JUNE 30,
                                                                         2001
CURRENT ASSETS
     Cash in banks                                                        3,496
                                                                      ----------
                                           TOTAL CURRENT ASSETS           3,496

PROPERTY AND EQUIPMENT
    Transportation equipment                                             58,500
    Office equipment                                                      4,509
    TV production equipment                                             112,682
     Accumulated depreciation                                           (52,426)
                                                                      ----------
                                       NET PROPERTY & EQUIPMENT         123,265
OTHER ASSETS
    Library of Television Programs                                    5,790,000
    Development costs                                                   474,027
    Organizational costs                                                 25,000
    Amortization of organizational costs                                 (2,500)
                                                                      ----------
                                             TOTAL OTHER ASSETS       6,286,527
                                                                      ----------
TOTAL ASSETS                                                          6,413,288
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
BALANCE SHEET


LIABILITIES & EQUITY
                                                                       JUNE 30,
                                                                         2001
CURRENT LIABILITIES

     Accounts payable                                                    15,369
     Accrued salaries                                                   135,161
     Accrued interest payable                                            27,400
     Officers short term financing                                      107,625
                                                                      ----------
                                        TOTAL CURRENT LIABILITIES       285,555

LONG-TERM LIABILITY
     Officers note payable                                              300,000
                                                                      ----------
                                      TOTAL LONG-TERM LIABILITIES       300,000
                                                                      ----------
TOTAL LIABILITIES                                                       585,555

STOCKHOLDERS' EQUITY
     Common stock - authorized
       50,000,000 shares at .001 par value;
       issued and outstanding 5,897,000 shares                            5,897
     Additional paid-in capital                                       6,148,663
     Deficit accumulated during the
       development stage                                               (326,827)
                                                                      ----------
                                       TOTAL STOCKHOLDERS' EQUITY     5,827,733
                                                                      ----------
TOTAL LIABILITIES & STOCKHOLDERS'  EQUITY                             6,413,288
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF INCOME AND EXPENSE

THREE MONTHS ENDED JUNE 30, 2001



                                                                           $
REVENUES
     Revenues                                                                 0
                                                                      ----------
                                                     NET REVENUES             0

OPERATING EXPENSES
     Advertising                                                            100
     Amortization of organization cost                                    1,250
     Automobile expenses                                                  1,689
     Bank charges                                                           366
     Depreciation                                                         9,173
     Dues and subscriptions                                                  40
     Entertainment                                                        1,320
     Filing fees                                                          2,097
     Insurance                                                            1,113
     Interest                                                             6,000
     Office lease                                                        20,400
     Meals production crew                                                   51
     Miscellaneous                                                          328
     Office expenses                                                        693
     Officers salaries                                                   69,000
     Outside services                                                       467
     Postage and delivery                                                   133
     Professional fees                                                    5,386
     Supplies                                                               368
     Telephone                                                            2,693
     Travel                                                               4,069
                                                                      ----------
                                         TOTAL OPERATING EXPENSES       126,736

                                                  TAXES ON INCOME             0
                                                                      ----------
                                                NET INCOME (LOSS)      (126,736)
                                                                      ==========
Weighted average common shares outstanding                            5,897,000
                                                                      ----------
Earnings (loss) per common share                                        (0.0215)
                                                                      ==========

EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2001



                                                                          $
CASH FLOWS FROM OPERATING ACTIVITY
     Net Income (Loss)                                                 (126,736)
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                                  10,423
          Accrued salaries                                               69,000
          Accounts payable                                                9,223
          Accrued interest                                                6,000
                                                                      ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                               (32,090)
                                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
          Officers short term financing                                  47,839
                                                                      ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                47,839
                                                                      ----------

CASH FLOWS USED FOR INVESTING ACTIVITIES

          Development costs                                              10,362
          Purchase of property and equipment                              6,000

                                                                      ----------
NET CASH USED FOR INVESTING ACTIVITIES                                   16,362
                                                                      ----------
CASH INCREASE FOR THE PERIOD                                               (613)

CASH, BEGINNING OF PERIOD                                                 4,109
                                                                      ----------
CASH, END OF PERIOD                                                       3,496
                                                                      ==========



EARTHNETMEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
STATEMENT OF STOCKHOLDERS' EQUITY

INCEPTION ( APRIL 11, 2000 ) THROUGH JUNE 30, 2001

                                                                                           Deficit
                                                                                           Accumu-
                                        Total Shares     (Par Value)     Additional      lated During         Total
                                         Issued and        Common         Paid-In         Development     Stockholders'
                                        Outstanding         Stock         Capital            Stage            Equity
                                        -------------------------------------------------------------------------------

Asset purchase of Pac
 Pacific Group International, Inc.
 May 25, 2000                              2,002,000          2,002       5,656,076                          5,658,078


Additional issuance of contingent
 shares for Pac Pacific Group
 International, Inc. June 1, 2000          3,255,000          3,255          (3,255)                                 0


Issuance of shares for services              640,000            640         415,610                            416,250


Additional capital infusion                                                  80,232                             80,232


Net (loss) 12/31/2000                                                                        (73,962)          (73,962)
                                        -------------------------------------------------------------------------------
Balance December 31, 2000                  5,897,000          5,897       6,148,663          (73,962)        6,080,598


Net (loss) six months 6/30/2001                                                             (252,865)         (252,865)
                                        -------------------------------------------------------------------------------
Balance June 30, 2001                      5,897,000          5,897       6,148,663         (326,827)        5,827,733
                                        ===============================================================================


EARTHNETMEDIA, INC.

ISSUANCE OF STOCK FOR SERVICES


   Date   Number of                     Dollars    Unit     Number     Total                                    Common Additional
  Shares    Shares   Recipient            per       of        of       Value                          Amount    Stock     Paid-In
  Issued    Issued   Function            Hour     Measure    Hours   Assigned    Account Charges      Charged   (Par)     Capital
  ------    ------   --------           -------   -------    -----   --------    ---------------      -------   -----     -------

                                                                                Development cost:
12/12/00   100,000   James Trodden         250      Hours      500    125,000   legal *               100,000     100     124,900
                     (Legal)                                                    Organization cost**    25,000

                                                                                Development cost:
12/12/00     5,000   Max Ma                  15     Hours    1,000     15,000   editing *              15,000       5      14,995
                     (Editor)

                                                                                Professional fees:
12/12/00    10,000   Marvin Berger           75     Hours      150     11,250   accounting             11,250      10      11,240
                     (CFO)

                                                                                Development costs:
12/12/00    25,000   Angie Ma                50     Hours      300    15,000    graphics *             15,000      25      14,975
                     (Graphic Artist)

                                                                                Development costs:
6/14/00    250,000   The James Group,      0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Ltd ( Consultants)
                                                                                Development costs:
8/15/00    250,000   Reinhardt & Assoc.    0.50     Share      N/A    125,000   consulting *          125,000     250     124,750
                     Inc. ( Consultants)

Totals     640,000                                                    416,250                         416,250     640     415,610


 * Development cost to be amortized over 60 months - commencing January 1, 2001

** Organization cost to be amortized over 60 months - commencing January 1, 2001


EARTHNETMEDIA, INC.
Weighted Average Number of Shares
12/31/00

Date of                                    Number    Days Out-           Days
Issuance           Beneficiary           of Shares   standing          Shares

05/2/00    Alie Chang/Felizian Paul          2,000         244         488,000

05/25/00   Alie Chang/Felizian Paul      2,000,000         221     442,000,000

06/1/00    Alie Chang/Felizian Paul      3,255,000         214     696,570,000

06/14/00   The James Group, Ltd            250,000         201      50,250,000

08/15/00   Reinhardt & Assoc., Inc.        250,000         139      34,750,000

12/12/00   James A Trodden                 100,000          20       2,000,000

12/12/00   Angi Ma                          25,000          20         500,000

12/12/00   Max Ma                            5,000          20         100,000

12/12/00   Marvin Berger                    10,000          20         200,000

           Totals                        5,897,000               1,226,858,000

           Total Number of Days
           4/11/00 to 12/31/00                                             265

           Weighted Shares Outstanding                               4,629,653

EARTHNETMEDIA, INC. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. HISTORY AND ORGANIZATION OF THE COMPANY

     EarthNetMedia, Inc. is a producer of television programming for both the Chinese and English media markets. EarthNetMedia, Inc. was originally organized as a Nevada Corporation on April 11, 2000 and is currently based in Santa Monica, California. EarthNetMedia, Inc's principal television programming is directed at the home improvement market in China. The Company's assets consist primarily of its library of English and Chinese Television Programs.

     On May 25, 2000, Pac Pacific Group, International, Inc., a privately held California corporation, sold all its assets and liabilities for the shares of EarthNetMedia, Inc. This transaction was accounted for as a purchase pursuant to APB Number 16.

     The Company is currently authorized to issue up to 50,000,000 shares of common stock, $ 0.001 par value. As of June 30, 2001, 5,897,000 shares of common stock were issued and outstanding.

     The Company has been in a development stage since its inception April 2000. The Company has accumulated approximately 80 television shows since its inception. These television shows have been appraised at a value of approximately $ 5,790,000 on May 25, 2000, the date of acquisition.

2. ACCOUNTING POLICIES AND PROCEDURES

     The financial statements of the Company are prepared using the accrual basis of accounting.

     Property and equipment are carried at cost. Depreciation is computed using straight-line methods for both financial reporting purposes and income tax purposes. The useful lives of property and equipment is five years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is recognized in the current period. The cost of maintenance and repairs is charged against income as incurred. Significant renewals and betterments are capitalized.

 All exchanges of common stock for services rendered, as more fully described in the Statement of Stockholders' Equity, were recorded at the fair value of the services rendered. The Company has obtained employment agreements from key employees in January 2001 and is obligated under several contractual agreements at June 30, 2001. See note 8 for further description of these contracts.

     The Company has not adopted any policy regarding payment of dividends. No dividends have been paid since its inception.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates.

3. LIBRARY OF TELEVISION PROGRAMS

     EarthNetMedia, Inc. has produced about eighty English and Chinese television programs. These financial statements have been prepared based on the appraisal valued determined by Blue Lyon United Entertainment of Beverly Hills, California. These valuations range from three-minute introductions at $ 25,000 to English shows in broadcast quality for US and international markets at $ 140,000 per show. The total value of these programs, $ 5,790,000, was accounted for in the asset purchase by EarthNetMedia, Inc.

4. NOTE PAYABLE OFFICERS/SHAREHOLDERS

     The Company is obligated under an unsecured loan agreement to Phil Paul and Alie Chang. The note bears interest at 8 % from its inception, May 14, 2000. One half of the principal ($ 150,000) shall be paid twelve months after the effective date of the offering by EarthNetMedia, Inc. and the remaining principal shall be due and payable twenty four months following the effective date of the offering. Interest shall be paid concurrently with the payment of the last principal amount.

     Under the provisions of the note payable, the Company has the following minimum annual payment obligations:

Notes payable
               Year Ended December 31,

------------------------------------------------------------------------


              2001                        2002               2003
              ----                        ----               ----

                0                        150,000            150,000

========================================================================


 5. GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company's current operations, however, are not sufficient to cover all of its costs. Without realization of additional capital, or creation of operational revenues, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital from qualified investors under loans and to increase the level of revenues to cover its costs. The Company has accumulated $ 326,827 of operating losses during its development stage of operations from its inception, April 11, 2000 through June 30, 2001.

6. BUSINESS COMBINATION,ADDITIONAL PAID-IN CAPITAL AND STOCK ISSUED FOR SERVICES

 The Company has been financed by its two shareholders since its inception during the development stage of operations. Other than the initial common stock issuance, cash and asset infusions have been accounted for as additional paid-in capital. EarthNetMedia, Inc. acquired all of the assets and liabilities of Pac Pacific Group International, Inc. on May 25, 2000.

These assets were appraised and recorded on the books of EarthNetMedia, Inc., and in exchange the shareholders of Pac Pacific Group International, Inc. were given 2,200,000 shares of EarthNetMedia, Inc. On June 1, 2000 the sellers of Pac Pacific Group, Inc. were given an additional 3,255,000 shares of contingent shares, contingent upon future performance of certain contracts. These contingent shares will be rescinded if the shareholders do not perform on certain contracts as explained in Note 8. Additionally these shares shall be non-voting and non transferable for a period of three years.

The assets and liabilities were recorded, and the resulting equity was recorded as additional paid-in capital in conformity with generally accepted accounting principles interpretation 13 and 14 of APB Number 16 of the Opinions of the Accounting Principles Board as a purchase. Interpretation 13 of APB states in paragraph 14-b that a corporation must issue common stock with rights identical to those of the majority class of the outstanding voting common stock in a business combination, which is recorded as a pooling of interest. Interpretation 14 of APB 16 states in paragraph 17-g that a business combination to be accounted for by the pooling of interest method a corporation may not agree to issue additional shares of stock at a later date and that contingent shares based on earnings, market price and the like require a business combination to be accounted for as a purchase. Paragraph 47-g states that the combination must be resolved at the date the plan is consummated, therefore the Company has recorded the business combination as a purchase.

 The Company issued common stock to various consultants and professionals for services rendered. These shares were valued at the most reliable measurable value of services rendered as required by SAB 98. Some of these costs were capitalized and will be amortized over their useful lives, while other costs were expensed during the period and charged to operations.

7. DEVELOPMENT COSTS, ORGANIZATIONAL COSTS AND AMORTIZATION

 The Company has incurred additional development costs since acquiring the television library. These costs will be capitalized until the television shows go into production. Additionally, the Company incurred organizational costs, which will be amortized over sixty months on a straight-line basis commencing January 1, 2001. The Company will amortize the development costs over a sixty-month period commencing with the production of revenues.

8. CONTRACTUAL AGREEMENTS

 The Company has several contractual agreements with its key employees and other entities as follows:

EMPLOYMENT AGREEMENT - Ms. Alie Chang - President and Chief Executive Officer, commencing January 1, 2001 at the rate of $ 15,000 monthly for a term of five years ending December 31, 2006

EMPLOYMENT AGREEMENT - Marvin S Berger - Executive Vice President and Chief Financial Officer, commencing January 12, 2001 at the rate of $ 8,000 monthly for a term of one year ending January 11, 2002.

NGT, Inc. d/b/a National Geographic Television - There exist a Memorandum of Understanding to distribute certain National Geographic branded programs for unencrypted terrestrial TV transmission in the People's Republic of China. NGCA will provide to CCTV, China Central Television, in each week of the Term

30 minutes of National Geographic branded programs for a total of 26 hours in the aggregate for each 12-month period. The initial trial period will be November 5,2000 to November 4, 2001. NGCA shall be solely responsible for selling sponsorships and airtime for the Programs. NGCA shall be solely responsible for collecting the Gross Ad Revenues. EarthNetMedia, Inc. is to receive 35 % of the Net Ad Revenue. There has been no revenues produced as of June 30, 2001 and therefore no accounting has been included in the attached financial statements.

RELIANCE ASIA DEVELOPMENT LTD AND JAMES R GU - an agreement to produce the program series "Passage To Future." EarthNetMedia's responsibility is to collect technical information, "B" roll film and obtaining 80 % of all the funding for the program (including advertising and corporate sponsors) over the 52 episodes. EarthNetMedia is responsible to distribute the monies so obtained to CCTV, the production team, and all parties of the agreement. Once CCTV has been paid its production expenses and the production unit has been paid its production costs per the approved budget, the profit will be split as follows: Reliance 50 %; EarthNetMedia 40 % and James R Gu 10 %. As of June 30, 2001 there has been no revenues or expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING TELEVISION STATION " HOME SWEET HOME " PROGRAM - an agreement to provide programming each week a 3 to 5 minute segment by US Designer Alie Chang. EarthNetMedia owns the copyrights outside of China and also the right of all footage of the program within China. EarthNetMedia will provide the programming starting September 1, 2000 for a term of one year. Beijing Television Station will provide EarthNetMedia 45 seconds of advertising spot, billboard and display Web site address during the broadcast of the program as compensation for the cost of program production. The product sold via this TV program and economic benefit generated as a result of this broadcasting shall be divided 50-50 after cost of the product and the operation. As of June 30, 2001 there has been no revenues nor expenses incurred which affect the books of EarthNetMedia, Inc.

BEIJING BETC ADVERTISING LTD - a memorandum of understanding to produce and distribute television programs, 30 minutes long and a total of 52 episodes yearly. EarthNetMedia Inc. is responsible for all camera shootings and material preparation in the United States. BETC guarantees timely delivery of completed programs on broadcasting tapes. EarthNetMedia, Inc. is responsible for all necessary expenses associated with producing the program. The copyright of the program belongs to EarthNetMedia, Inc. EarthNetMedia, Inc. is responsible for obtaining advertising and sponsorship for the program and these revenues will not be lower than what is estimated by BETC. 25 % of the total advertising revenues will be distributed to BETC as compensation.


INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The bylaws of EarthNetMedia provide for it to indemnify any and all directors and officers whom it shall have power to indemnify under Section 78.751 of the Nevada General Corporation Law from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director of officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Shown below are estimates of the approximate amount of the fees and expenses EarthNetMedia has incurred in connection with this offering. There have been no other expenses of issuance and distribution.

Accounting fees and expenses...........................$12,521.15
Securities and Exchange Commission registration fee
and miscellaneous expenses............................. $3,000.00
Printer's fees and expenses............................ $2,000.00
                                                       ----------
                                Total                  $17,521.15

Attorney's fees and expenses................... 100,000 Shares

RECENT SALES OF UNREGISTERED SECURITIES
There have been no securities sold by the issuer within the past 3 years.

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Santa Monica, CA, on the 10th day of August, 2001.

EarthNetMedia, Inc.

BY: /s/ ALIE CHANG
    -----------------------------
    Alie Chang, President and CEO

EXHIBITS LIST

The following is a list of exhibits which are incorporated by reference or filed herewith:

2. PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION, OR SUCCESSION N/A

3.  ARTICLES OF INCORPORATION
3.1(2)   Certificate of Incorporation of the Registrant

3.2(2)   Amendment Increasing Authorized Shares of the Registrant

3.3(2)   Amendment Changing Name to EarthNetMedia, Inc.

3.4(2)   By-Laws of the Registrant

3.5(2)   Stock Purchase Agreement

3.6(2)   Rescission of Stock Purchase Agreement

3.7      Agreement to purchase assets of Pac Pacific, International

4.  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS INCLUDING INDENTURES
4.1(1)   Specimen form of certificate for Common Stock

4.2(1)   Specimen form of Warrant A certificate

4.3(1)   Specimen form of Warrant B certificate

4.4(1)   Specimen form of Warrant C certificate

4.5(1)   Specimen form of Warrant D certificate

5.  OPINION RE: LEGALITY
5.1(1) Opinion of James A. Trodden with respect to legality of the securities of the Registrant being registered

8. OPINION RE: TAX MATTERS
    N/A

9. VOTING TRUST AGREEMENT
    N/A

10.  MATERIAL CONTRACTS
10.1(2)  National Geographic Program Syndication Agreement

10.2(2)  Beijing TV Program Broadcast Agreement and Renewal

10.3(2)  BETC Business Agreement

10.4(2)  CCTV Broadcast Agreement

10.5(2)  Alie Chang Employment Agreement

10.6(2)  Marvin Berger Employment Agreement

13.      ANNUAL OR QUARTERLY REPORTS FORM 10-Q
         N/A

15.      LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION
         N/A

22.      PUBLISHED REPORT REGARDING MATTERS SUBMITTED TO VOTE
         N/A

23.      CONSENT OF EXPERTS AND COUNSEL
23.1     Consent of John P. Semmens, Independent Certified Public Accountant

99.      ADDITIONAL EXHIBITS
99.1(2)  Letter from Department of Commerce

99.2(2)  Letter from National Association of Homebuilders

99.3(2)  Letter from Beijing TV About Art of Living

99.4(2)  Letter from CCTV designating Alie Chang outstanding interior architect

99.5(2)  Picture of Alie Chang for the Promotion of Art of Living

99.6 Extracts from U.S. Foreign Commercial Service - China, American Embassy Beijing, 1999 publication "Contact China" under the auspices of the U.S. Department of Commerce's International Trade Administration

(1)  As previously filed on Form SB-2 on March 23, 2001.
(2)  As previously filed on Form SB-2/A Amendment No. 1 on June 29, 2001.